                                                                       Exhibit 2

                       FORMATION AND SEPARATION AGREEMENT
                                     between
                          THE ST. PAUL COMPANIES, INC.
                                       and
                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                         dated as of ____________, 2002

                                TABLE OF CONTENTS


                                                                                                               Page
                                    ARTICLE I

                                   DEFINITIONS

   SECTION 1.01     Definitions...................................................................................2
   SECTION 1.02     Other Definitional Provisions................................................................11

                                   ARTICLE II

                   CONTRIBUTION OF ASSETS; ST. PAUL INVESTMENT

   SECTION 2.01     Transfer of Assets...........................................................................11
   SECTION 2.02     Renewal Rights Information...................................................................13
   SECTION 2.03     Joint Ownership..............................................................................13
   SECTION 2.04     Assumption and Retention of Liabilities......................................................13
   SECTION 2.05     St. Paul Investment..........................................................................13
   SECTION 2.06     Third Party Consents.........................................................................14
   SECTION 2.07     Cash Contribution............................................................................14

                                   ARTICLE III

            INTERCOMPANY TRANSACTIONS AS OF THE CLOSING DATE; CLOSING

   SECTION 3.01     Ancillary Agreements.........................................................................15
   SECTION 3.02     Payment of Expenses..........................................................................19
   SECTION 3.03     Closing......................................................................................19
   SECTION 3.04     Closing Deliveries by St. Paul...............................................................20
   SECTION 3.05     Closing Deliveries by the Company............................................................20
   SECTION 3.06     Subsequent Exercise of Over-Allotment Option.................................................21

                                   ARTICLE IV

                                   SEPARATION

   SECTION 4.01     Settlement of Intercompany Accounts..........................................................21
   SECTION 4.02     Removal of Platinum US from Intercompany Agreements and
                         Representation..........................................................................21
   SECTION 4.03     Discontinuing of Insurance Coverage..........................................................22



                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ST. PAUL

   SECTION 5.01     Organization, Authority and Qualification....................................................22
   SECTION 5.02     Financial and Convention Statements..........................................................23
   SECTION 5.03     No Conflict..................................................................................23
   SECTION 5.04     Transferred Assets...........................................................................23
   SECTION 5.05     St. Paul Investment..........................................................................24
   SECTION 5.06     Taxes........................................................................................24
   SECTION 5.07     Contracts of Platinum US.....................................................................26
   SECTION 5.08     No Other Representations or Warranties.......................................................26

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   SECTION 6.01     Organization, Authority and Qualification....................................................26
   SECTION 6.02     No Conflict..................................................................................27
   SECTION 6.03     St. Paul Investment..........................................................................27
   SECTION 6.04     Internal Retrocession Agreements.............................................................26
   SECTION 6.05     No Other Representations or Warranties.......................................................28

                                   ARTICLE VII

       NON-COMPETITION; USE OF NAME; ADMINISTRATION OF RUN-OFF CONTRACTS;
                               INSURANCE MATTERS

   SECTION 7.01     Non-Competition..............................................................................28
   SECTION 7.02     Use of Names; Non-Disparagement..............................................................30
   SECTION 7.03     Standard for Administration of Run-off Business..............................................31
   SECTION 7.04     Quotations for Certain Insurance Coverage....................................................31

                                  ARTICLE VIII

                                   TAX MATTERS

   SECTION 8.01     Taxes of Platinum US.........................................................................31
   SECTION 8.02     Conveyance Taxes.............................................................................33
   SECTION 8.03     Tax Proceedings..............................................................................33
   SECTION 8.04     Allocation of Consideration..................................................................33
   SECTION 8.05     Section 197 Election.........................................................................34
   SECTION 8.06     Indemnification as Adjustment................................................................34


                                      -ii-


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

   SECTION 9.01     Conditions to Obligations of St. Paul and the Company........................................34
   SECTION 9.02     Conditions to Obligations of St. Paul........................................................35
   SECTION 9.03     Conditions to Obligations of the Company.....................................................35

                                    ARTICLE X

                                 INDEMNIFICATION

   SECTION 10.01     General Cross Indemnification...............................................................36
   SECTION 10.02     Registration Statement Indemnification and Contribution.....................................37
   SECTION 10.03     Limitations on Indemnification Obligations..................................................39
   SECTION 10.04     Procedures for Indemnification of Third Party Claims........................................40
   SECTION 10.05     Remedies Cumulative.........................................................................42
   SECTION 10.06     Survival of Indemnities.....................................................................42

                                   ARTICLE XI

                    ACCESS TO INFORMATION; FURTHER ASSURANCES

   SECTION 11.01     Access to Information.......................................................................42
   SECTION 11.02     Retention of Records........................................................................43
   SECTION 11.03     St. Paul Confidential Information...........................................................43
   SECTION 11.04     Further Assurances; No Agency; Specific Performance.........................................44

                                   ARTICLE XII

   PRE-EMPTIVE RIGHTS; REPURCHASE PROGRAMS; TRANSFER RESTRICTIONS; STANDSTILL

   SECTION 12.01     Pre-Emptive Rights..........................................................................44
   SECTION 12.02     Share Buy-Back Programs.....................................................................46
   SECTION 12.03     Transfer Restrictions; Standstill Provisions................................................47

                                  ARTICLE XIII

                                  MISCELLANEOUS

   SECTION 13.01     Survival....................................................................................48
   SECTION 13.02     Governing Law; Dispute Resolution...........................................................48
   SECTION 13.03     Notices.....................................................................................49
   SECTION 13.04     Amendment and Modification..................................................................50
   SECTION 13.05     Successors and Assigns......................................................................50
   SECTION 13.06     No Third Party Beneficiaries................................................................51
   SECTION 13.07     Headings....................................................................................51


                                     -iii-


   SECTION 13.08     Severability................................................................................51
   SECTION 13.09     Waiver......................................................................................51
   SECTION 13.10     Expenses....................................................................................51
   SECTION 13.11     Public Announcement.........................................................................51
   SECTION 13.12     Entire Agreement............................................................................51
   SECTION 13.13     Assignment of this Agreement................................................................51
   SECTION 13.14     Counterparts................................................................................51
   SECTION 13.15     Limit on Recovery from Company Directors and Officers.......................................52

Exhibit 3.01(a)      Forms of Quota Share Retrocession Agreements

            (i)      One hundred percent quota share retrocession agreement
                     (traditional) between St. Paul Fire and Marine Insurance
                     Company and Platinum Underwriters Reinsurance, Inc.

            (ii)     One hundred percent quota share retrocession agreement
                     (non-traditional) between St. Paul Fire and Marine Insurance
                     Company and Platinum Underwriters Reinsurance, Inc.

            (iii)    One hundred percent quota share retrocession agreement
                     (non-traditional B-1) between St. Paul Fire and Marine
                     Insurance Company and Platinum Underwriters Reinsurance, Inc.

            (iv)     One hundred percent quota share retrocession agreement
                     (non-traditional B-2) between St. Paul Fire and Marine
                     Insurance Company and Platinum Underwriters Reinsurance, Inc.

            (v)      One hundred percent quota share retrocession agreement
                     (non-traditional C) between St. Paul Fire and Marine Insurance
                     Company and Platinum Underwriters Reinsurance, Inc.

            (vi)     One hundred percent quota share retrocession agreement
                     (non-traditional D-1) between Mountain Ridge and Platinum
                     Underwriters Reinsurance, Inc.

            (vii)    One hundred percent quota share retrocession agreement
                     (non-traditional D-2) between Mountain Ridge and Platinum
                     Underwriters Reinsurance, Inc.

            (viii)   One hundred percent quota share retrocession agreement
                     (non-traditional D-3) between St. Paul Fire and Marine
                     Insurance Company and Platinum Underwriters Reinsurance, Inc.

            (ix)     One hundred percent quota share retrocession agreement
                     (non-traditional D-4) between St. Paul Fire and Marine
                     Insurance Company and Platinum Underwriters Reinsurance, Inc.


                                      -iv-


            (x)      One hundred percent quota share retrocession agreement
                     (non-traditional D-Stop Loss) between Mountain Ridge and
                     Platinum Underwriters Reinsurance, Inc.

            (xi)     One hundred percent quota share retrocession agreement
                     (non-traditional D-Spread Loss) between St. Paul Fire and
                     Marine Insurance Company and Platinum Underwriters
                     Reinsurance, Inc.

            (xii)    One hundred percent quota share retrocession agreement
                     (non-traditional E) between St. Paul Fire and Marine Insurance
                     Company and Platinum Underwriters Reinsurance, Inc. (draft provided on June 3, 2002)

            (xiii)   One hundred percent quota share retrocession agreement
                     (traditional) between St. Paul Re UK and Platinum Underwriters
                     Reinsurance, Inc.

            (xiv)    One hundred percent quota share retrocession agreement
                     (non-traditional A) between St. Paul Re UK and Platinum
                     Underwriters Reinsurance, Inc.

            (xv)     One hundred percent quota share retrocession agreement
                     (non-traditional B-1) between St. Paul Re UK and Platinum
                     Underwriters Reinsurance, Inc.

Exhibit 3.01(b)(i)   Form of Master Services Agreement
Exhibit 3.01(b)(ii)  Form of UK Master Services Agreement
Exhibit 3.01(c)(i)   Form of Run-off Services Agreement
Exhibit 3.01(c)(ii)  Form of UK Run-off Services Agreement
Exhibit 3.01(d)      Form of Option Agreement
Exhibit 3.01(e)      Form of Transitional Trademark License Agreement
Exhibit 3.01(f)      Form of Registration Rights Agreement
Exhibit 3.01(g)      Form of Employee Benefits and Compensation Matters Agreement
Exhibit 3.01(h)      Form of Underwriting Management Agreement
Exhibit 3.01(i)      Form of
                     (i)      Assignment and Assumption Agreement among Metropolitan
                              Life Insurance Company, St. Paul Re and Platinum US
                     (ii)     Assignment and Assumption Agreement among WHCHC Real
                              Estate Limited Partnership, St. Paul Re and Platinum US
                     (iii)    Sublease Agreement among St. Paul Reinsurance Management
                              Corporation and Platinum US
Exhibit 3.01(j)      Form of UK Business Transfer Agreement
Exhibit 3.01(k)      Form UK Underwriting Agency and Underwriting Management Agreement
Exhibit 3.04(b)      Form of Bill of Sale
Exhibit 6.04         Form of Quota Share Retrocession Agreements between Platinum US, as
                     Retrocedent, and Platinum Bermuda, as Retrocessionnaire

Schedule 1.01        List of  Classes of Business Included in the Transferred Lines
Schedule 2.01(b)     Transferred Personal Property


                                      -v-


Schedule 2.01(c)     Intellectual Property
Schedule 2.01(g)     Exceptions to Renewal Rights
Schedule 2.01(i)     Information in Respect of Transferred Assets
Schedule 2.01(j)     Information to be Provided in Respect of Reinsurance Agreements
Schedule 2.02        Information in Respect of Renewal Rights
Schedule 3.02(a)     Expenses Payable by the Company
Schedule 3.02(b)     Expenses Payable by St. Paul
Schedule 4.02        Agreements between Platinum US and St. Paul Subsidiaries to be
                     Terminated
Schedule 5.04(a)(i)  Exceptions to Good and Marketable Title of Transferred Assets
Schedule 5.04(a)(ii) Encumbrances on Transferred Assets
Schedule 5.06(c)     Statutory Periods of Limitations
Schedule 5.06(d)     Tax-related Agreements
Schedule 5.06(f)     Tax Delinquencies, Claims, Audits, Examinations, Actions, Suits,
                     Proceedings or Investigations in Progress or Pending
Schedule 5.06(h)     Platinum US Affiliated Group Membership for Tax Filings
Schedule 5.07        Contracts of Platinum US
Schedule 6.02(b)     Regulatory Approvals Required to be Obtained by the Company or its
                     Post-Closing Subsidiaries Prior to the Closing
Schedule 7.01(a)(ii) Hiring Restrictions
Schedule 9.02(e)     Form of Release
Schedule 10.02(b)    St. Paul Information
Schedule 10.02(c)    Shared Information
Schedule 11.01       Excluded Classes

                       FORMATION AND SEPARATION AGREEMENT

                  THIS FORMATION AND SEPARATION AGREEMENT (this "AGREEMENT") is made and entered into as of _______________, 2002, by and between THE ST. PAUL COMPANIES, INC., a Minnesota corporation ("ST. PAUL"), and PLATINUM UNDERWRITERS HOLDINGS, LTD., a Bermuda company (the "COMPANY").

                                    RECITALS

                  WHEREAS, St. Paul has sponsored the formation of the Company;

                  WHEREAS, the Company intends to conduct an initial public offering (the "PUBLIC OFFERING") of its common shares, par value $0.01 per share (the "COMMON SHARES") and a concurrent initial public offering of its equity security units (the "Units") having a stated amount of $25 per Unit (the "ESU Offering");

                  WHEREAS, contingent upon the consummation of the Public Offering, at the times specified herein and in the Reinsurance Agreements, St. Paul will make the Cash Contribution (as defined herein) to the Company and will cause certain of its subsidiaries to, among other things, transfer and retrocede to certain subsidiaries of the Company assets and liabilities under the Reinsurance Agreements and transfer the Transferred Assets to the Company and its subsidiaries, as consideration for which the Company will issue to St. Paul or its designee pursuant to the St. Paul Investment (as defined herein), (i) a number of Common Shares equal to 15% of all Common Shares outstanding following consummation of the Public Offering, the ESU Offering and the St. Paul Investment and (ii) an option pursuant to the Option Agreement (as defined herein) under which St. Paul or its designee will have the right to purchase additional Common Shares of the Company for the prices and in the circumstances set forth in the Option Agreement;

                  WHEREAS, St. Paul and the Company wish to provide herein for certain transactions to be entered into in connection with the Public Offering, the ESU Offering and the St. Paul Investment and to set forth herein certain arrangements that will, following the consummation of the Public Offering and the St. Paul Investment, govern the relationship between them and their Subsidiaries; and

                  WHEREAS, St. Paul, the Company, and RenaissanceRe Holdings Ltd. ("RENAISSANCERE"), a Bermuda company, have entered into an Investment Agreement (as defined herein), which sets forth the terms of the RenaissanceRe Investment (as defined herein) as well as certain continuing relationships between the Company and RenaissanceRe following the completion of the Public offering and the ESU Offering, the St. Paul Investment and the RenaissanceRe Investment.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the sufficiency of which is acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                  "AFFILIATE" of any Person or entity means any Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person.

                  "ANCILLARY AGREEMENTS" means the Option Agreement, the Registration Rights Agreement, the Employee Benefits and Compensation Matters Agreement, the Underwriting Management Agreement, the Master Services Agreement, the Sublease Agreements, the Run-off Services Agreement, the Transitional Trademark License Agreement, the Quota Share Retrocession Agreements, and the UK Agreements, in each case as defined and described in more detail in Section 3.01 hereof.

                  "ARBITRATORS" has the meaning specified in Section 13.02(b).

                  "BENEFICIAL OWNER" and "BENEFICIALLY OWN" means, with respect to any Person:

                           (i) securities that such Person or any of such Person's Affiliates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for payment, purchase or exchange, (B) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (ii) securities that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person (or any of such Person's Affiliates) has any agreement, arrangement or understanding (whether or not in writing, but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty days after the date of such acquisition), for the purpose of acquiring, holding, voting

         (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) above) or disposing of any Voting Securities.

                  "BILLS OF SALE" means the Bills of Sale and Assignment (or other appropriate instruments of transfer, including instruments of assignment suitable for recording at the U.S. Patent & Trademark Office, the U.S. Copyright Office or equivalent agencies in other relevant jurisdictions where applicable), to be executed by St. Paul or its Subsidiaries, as applicable, and to be acknowledged by the Company or its Subsidiaries, as applicable) on the Closing Date, substantially in the form of EXHIBIT 3.04(b).

                  "BUSINESS" means the reinsurance business of St. Paul, as conducted through its division, St. Paul Re.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, have the option by law or other governmental action to close.

                  "CASH CONTRIBUTION" has the meaning specified in Section 2.07(a).

                  "CLOSING" has the meaning specified in Section 3.03.

                  "CLOSING BALANCE SHEET" has the meaning specified in Section 4.01(b).

                  "CLOSING DATE" has the meaning specified in Section 3.03.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON SHARES" has the meaning specified in the Recitals.

                  "COMPANY" has the meaning specified in the preamble of this Agreement.

                  "COMPANY INDEMNITEE" has the meaning specified in Section 10.01(a).

                  "COMPANY INFORMATION" has the meaning specified in Section 10.02(a).

                  "COMPANY LIABILITIES" means collectively, except as otherwise provided for in this Agreement or the Ancillary Agreements, any and all Liabilities that arise out of any act, omission, event or condition occurring or arising on or after the Closing Date relating to the ownership, operation or use of the business of the Company or any of its Post-closing Subsidiaries or the Transferred Assets by the Company or any of its Post-closing Subsidiaries. For the avoidance of doubt, the Company Liabilities do not include any Liabilities under the federal or any other securities laws relating to the Public Offering but do include all Liabilities relating to the Employment Agreements irrespective of whether occurring or arising prior to, on or after the Closing Date and all Liabilities relating to any Renewal Obligations.

                  "COMPANY REGISTRATION INDEMNITEE" has the meaning specified in
Section 10.02(b).

                  "COMPANY SUBSIDIARY" means any Subsidiary of the Company as of the date hereof or at any time hereafter.

                  "CONVERTIBLE NEW SECURITIES" has the meaning specified in
Section 12.01(d)(iv).

                  "DILUTIVE TRANSACTION" has the meaning specified in Section 12.01(a).

                  "DISPUTE" has the meaning specified in Section 13.02(b)(i).

                  "DOJ" means the Department of Justice.

                  "EMPLOYEE BENEFITS AND COMPENSATION MATTERS AGREEMENT" has the meaning specified in Section 3.01(g)(i).

                  "EMPLOYMENT AGREEMENTS" means, collectively, (i) the employment agreement, dated as of March 3, 2002, between St. Paul and Jerome T. Fadden, as amended, (ii) the agreement, dated as of March 1, 2002, between St. Paul and Steven H. Newman, as amended, (iii) the consulting agreement, dated as of March 1, 2002, between St. Paul and Steven H. Newman, (iv) the employment agreement, dated as of May 2, 2002, between St. Paul and Michael D. Price, as amended, (v) the employment agreement, dated as of July 3, 2002, between St. Paul and William A. Robbie, as amended, and (vi) the employment agreement, dated as of July 5, 2002, between St. Paul and Michael E. Lombardozzi, as amended.

                  "ENCUMBRANCE" means any security interest, pledge, hypothecation, mortgage, lien (including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "ESU OFFERING" has the meaning specified in the Recitals.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXCLUDED CLASSES" are those types of reinsurance contracts previously underwritten by St. Paul Re and included in the list of classes of business set forth in Schedule 11.01.

                  "FIRE AND MARINE" means St. Paul Fire and Marine Insurance Company, a Minnesota corporation and a wholly owned subsidiary of St. Paul.

                  "FIRM PUBLIC OFFERING SHARES" means the Company's Common Shares issued in the Public Offering, other than Common Shares issued as a result of exercise of the Over-Allotment by the underwriters of the Public Offering.

                  "FIRM ST. PAUL SHARES" has the meaning specified in Section 2.05(a)(i).

                  "FOREIGN CORPORATION" means a foreign corporation within the meaning of Section 7701(a)(3) and (5) of the Code.

                  "FTC" means the Federal Trade Commission.

                  "GOVERNMENTAL AUTHORITY" means any self-regulatory organization having jurisdiction over the parties hereto or any of the parties to any of the Ancillary Agreements, any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory (including, without limitation, insurance regulatory) or administrative authority, legislative body, agency or commission or any court, tribunal or judicial or arbitral body.

                  "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "INDEMNIFYING PARTY" has the meaning specified in Section
10.03.

                  "INDEMNITEE" has the meaning specified in Section 10.03.

                  "INFORMATION" has the meaning specified in Section 11.01(b).

                  "INSURANCE PROCEEDS" means those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustments, retrospectively rated premium adjustments, deductibles, retentions or costs paid by such insured.

                  "INVESTMENT AGREEMENT" means the Investment Agreement by and among the Company, St. Paul and RenaissanceRe, dated as of September 20, 2002, pursuant to which RenaissanceRe will, under the terms and conditions specified therein, purchase up to 3,960,000 Common Shares of the Company in a private placement that will close concurrently with the Public Offering, the ESU Offering and the St. Paul Investment plus as many additional Common Shares as are required in order for it to retain its 9.9% interest (up to a maximum of 594,000 Common Shares) and will receive, pursuant to the RenaissanceRe Option, a ten-year option to purchase up to an additional 2,500,000 Common Shares of the Company.

                  "LIABILITIES" means any and all debts, liabilities and obligations, payments, costs and expenses, whether accrued or unaccrued, absolute or contingent, matured or unmatured, disclosed or undisclosed, known or unknown, liquidated or unliquidated or determined or determinable, including, without limitation, those arising under any law and regulations thereunder (including, without limitation, any insurance law but excluding any Tax law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "LOSSES" means any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses, matured or unmatured, absolute or contingent, disclosed or undisclosed, determined or determinable, accrued or unaccrued, liquidated or unliquidated, known or unknown (including, without limitation, the costs and expenses of any Action, threatened Action, demand, assessment, judgment, settlement and compromise relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Action or threatened Action).

                  "MOUNTAIN RIDGE" means Mountain Ridge Insurance Company, a Vermont insurance company.

                  "NEWLY HIRED EMPLOYEES" has the meaning specified in Section 3.01(g)(i).

                  "NEW SECURITIES" has the meaning specified in Section
12.01(a).

                  "OPTION AGREEMENT" has the meaning specified in Section
3.01(d).

                  "OPTIONAL CASH CONTRIBUTION" has the meaning specified in
Section 2.07(b).

                  "OPTIONAL PUBLIC OFFERING SHARES" means additional Common Shares offered upon the exercise of the Over-Allotment Option.

                  "OPTIONAL ST. PAUL SHARES" has the meaning specified in
Section 2.05(a)(ii).

                  "OVER-ALLOTMENT OPTION" means the over-allotment option that may be exercised by the underwriters of the Public Offering pursuant to the underwriting agreement relating to the Public Offering.

                  "PERMITTED ACQUIREE" has the meaning specified in Section 7.01(b)(ii).

                  "PERSON" includes an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

                  "PLATINUM BERMUDA" means Platinum Underwriters Bermuda, Ltd., a Bermuda insurance company and a wholly owned subsidiary of the Company.

                  "PLATINUM FINANCE" means Platinum Underwriters Finance, Inc., a Delaware corporation and a wholly owned subsidiary of Platinum Regency.

                  "PLATINUM REGENCY" means Platinum Regency Holdings, an Irish private unlimited company and a wholly owned subsidiary of the Company.

                  "PLATINUM UK" means Platinum Re (UK) Limited, an English insurance company and a wholly owned subsidiary of Platinum Regency.

                  "PLATINUM US" means Platinum Underwriters Reinsurance, Inc., a Maryland insurance company and a wholly owned indirect subsidiary of St. Paul prior to the Closing Date, and a wholly owned subsidiary of Platinum Finance following the Closing.

                  "PLATINUM US SHARES" means all the issued and outstanding shares of common stock, par value $100 per share, of Platinum US.

                  "POST-CLOSING SUBSIDIARIES", with respect to either St. Paul or the Company, means collectively all of the Subsidiaries of such entity following the Closing Date.

                  "PRE-CLOSING PERIODS" has the meaning specified in Section 8.01(a).

                  "PRE-CLOSING TAXES" has the meaning specified in Section 8.01(a).

                  "PRIVATE OFFERING MEMORANDUM" means the private offering memorandum relating to the RenaissanceRe Investment.

                  "PROSPECTUS" means any preliminary prospectus, as amended and supplemented from time to time, and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, in each case relating to one of the Registration Statements.

                  "PUBLIC OFFERING" has the meaning specified in the Recitals.

                  "PURCHASE CONTRACT" means the contract to purchase Common Shares issued as part of the Units in the ESU Offering.

                  "PURCHASE CONTRACT AGREEMENT" means the purchase contract agreement between the Company and JPMorgan Chase Bank, as purchase contract agent.

                  "QUOTA SHARE RETROCESSION AGREEMENTS" has the meaning specified in Section 3.01(a).

                  "REGISTRATION INDEMNITEE" has the meaning specified in Section 10.02(b).

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in
Section 3.01(f).

                  "REGISTRATION STATEMENTS" means the registration statements on Form S-1, as amended and supplemented from time to time, to be filed with the Commission under the Securities Act of 1933, as amended, relating to each of the Public Offering and the ESU Offering.

                  "REGULATIONS" means the Treasury Regulations (including temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "REINSURANCE AGREEMENTS" means the reinsurance agreements retroceded to one of the Company's Post-Closing Subsidiaries pursuant to the applicable Quota Share Retrocession Agreements.

                  "RENAISSANCERE" has the meaning specified in the Recitals of this Agreement.

                  "RENAISSANCERE INVESTMENT" means the private placement to RenaissanceRe of Common Shares and the RenaissanceRe Option pursuant to the Investment Agreement.

                  "RENAISSANCERE OPTION" means the ten-year option to purchase up to 2,500,000 Common Shares at a price per share equal to 120% of the initial public offering price that the Company has granted to RenaissanceRe pursuant to the Investment Agreement.

                  "RENEWAL OBLIGATIONS" means any obligations of St. Paul and its Subsidiaries to write or renew reinsurance treaties, contracts and agreements incepting on or after January 1, 2002 relating to the Transferred Lines and arising from the operation of the reinsurance business conducted by St. Paul Re prior to the Closing.

                  "RENEWAL RIGHTS" means all the direct and indirect rights of St. Paul and its Subsidiaries to seek to renew reinsurance treaties, contracts and agreements underwritten by St. Paul Re and in force on the Closing Date relating to the Transferred Lines, other than treaties, contracts and agreements identified or described in SCHEDULE 2.01(g).

                  "REPRESENTATIVES" has the meaning specified in Section 11.01.

                  "RESTRICTED PERIOD" has the meaning specified in Section 7.01(a).

                  "RUN-OFF BUSINESS" has the meaning specified in Section 7.01(b)(i).

                  "RUN-OFF SERVICES" has the meaning specified in Section 3.01(c)(i).

                  "SECOND CLOSING" has the meaning specified in Section 3.06(a).

                  "SECOND CLOSING DATE" has the meaning specified in Section 3.06(a).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SHARED INFORMATION" has the meaning specified in Section 10.02(c).

                  "ST. PAUL" has the meaning specified in the preamble of this Agreement.

                  "ST. PAUL CONFIDENTIAL INFORMATION" has the meaning specified in Section 11.03(a).

                  "ST. PAUL DESIGNEE" means an Affiliate of St. Paul designated as a party to the Option Agreement or the Registration Rights Agreement.

                  "ST. PAUL GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code) or any other consolidated, combined, unitary or similar group for any other Tax purpose that includes St. Paul.

                  "ST. PAUL INDEMNITEE" has the meaning specified in Section 10.01(b).

                  "ST. PAUL INFORMATION" has the meaning specified in Section 10.02/(b).

                  "ST. PAUL INVESTMENT" means the private placement to St. Paul of Common Shares and the St. Paul Option pursuant to Section 2.05 of this Agreement.

                  "ST. PAUL INVESTMENT OPINION" has the meaning specified in
Section 9.02(d).

                  "ST. PAUL LIABILITIES" means collectively, except as otherwise provided for in this Agreement or the Ancillary Agreements, any and all Liabilities that arise out of any act, omission, event or condition occurring or arising prior to the Closing Date relating to (i) the ownership, operation or use of the business of St. Paul Re or the Transferred Assets by St. Paul or any of its Subsidiaries and (ii) Platinum US. For the avoidance of doubt, the St. Paul Liabilities do not include any Liabilities under the federal or any other securities laws relating to the Public Offering or any Renewal Obligations. For the further avoidance of doubt, St. Paul Liabilities do not include Liabilities arising out of any act or omission occurring or arising prior to the Closing Date of any of Steven H. Newman, Jerome T. Fadden, Michael D. Price, William A. Robbie or Michael E. Lombardozzi taken in furtherance of the organization of Platinum Holdings or its Subsidiaries, the Public Offering, this Agreement, the Registration Statements, the Ancillary Agreements or the transactions related thereto but otherwise DO include Liabilities arising out of any act or omission occurring or arising prior to the Closing Date of any of such individuals in their capacities as officers of St. Paul Re.

                  "ST. PAUL LICENSOR" has the meaning specified in Section 3.01(e).

                  "ST. PAUL OPTION" means the option to be granted to St. Paul pursuant to the Option Agreement.

                  "ST. PAUL PRE-CLOSING SUBSIDIARIES" has the meaning specified in Article V.

                  "ST. PAUL RE" means the reinsurance operations of St. Paul reported in the Reinsurance segment of St. Paul, as reflected in its 2001 Annual Report on Form 10-K.

                  "ST. PAUL RE (UK)" means St. Paul Reinsurance Company Limited, a U.K. insurance company and a wholly owned subsidiary of St. Paul.

                  "ST. PAUL REGISTRATION INDEMNITEE" has the meaning specified in Section 10.02(a).

                  "ST. PAUL SHARES" means the Firm St. Paul Shares, the Optional St. Paul Shares and any Common Shares issuable to St. Paul pursuant to Section
2.05 of this Agreement collectively.

                  "STRADDLE PERIODS" has the meaning specified in Section
8.01(a).

                  "SUBLEASE AGREEMENTS" means the sublease agreements and assignments of leases between Affiliates of St. Paul and Affiliates of the Company; substantially in the forms attached to this Agreement as EXHIBITS 3.01(i)(i)-(v).

                  "SUBSIDIARY" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "TAX" means all federal, state, local and foreign income, profits, franchise, gross receipts, premium, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

                  "TAX PROCEEDING" has the meaning specified in Section 8.03(a).

                  "TAX RETURNS" means all returns, reports or similar statements (including any related exhibits and schedules) required to be filed with respect to any Taxes, including any information return, claim or refund, amended return or declaration of estimated tax.

                  "THIRD PARTY CLAIM" has the meaning specified in Section 10.04(a).

                  "TRANSFERRED ASSETS" has the meaning specified in Section
2.01.

                  "TRANSFERRED BUSINESS" means the Reinsurance Agreements and the Transferred Assets, collectively.

                  "TRANSFERRED BUSINESS CONFIDENTIAL INFORMATION" means the information set forth in Section 2.01(i), Section 2.01(j) and Section 2.02. For the avoidance of doubt, Transferred Business Confidential Information does not include any information relating to Excluded Classes to made available to the Company pursuant to Section 11.01.

                  "TRANSFERRED LINES" are those types of reinsurance contracts underwritten by St. Paul Re and included in the list of classes of business set forth in Schedule 1.01(a).

                  "UK AGREEMENTS" means the UK Business Transfer Agreement, the UK Master Services Agreement, the UK Run-off Services Agreement, the UK Underwriting Agency and Underwriting Management Agreement and the UK Quota Share Retrocession Agreements.

                  "UK BUSINESS TRANSFER AGREEMENT" has the meaning specified in
Section 3.01(j).

                  "UK MASTER SERVICES AGREEMENT" has the meaning specified in
Section 3.01(b)(ii).

                  "UK QUOTA SHARE RETROCESSION AGREEMENTS" means the quota share retrocession agreements referred to in Sections 3.01(a)(xiii) through (xv).

                  "UK RUN-OFF SERVICES AGREEMENT" has the meaning specified in
Section 3.01(c)(ii).



                  "UK UNDERWRITING AGENCY AND UNDERWRITING MANAGEMENT AGREEMENT" has the meaning specified in Section 3.01(k).

                  "UNDERWRITING AGREEMENT" means the underwriting agreement among St. Paul, the Company and Goldman, Sachs & Co. and the other underwriters named therein relating to the Public Offering.

                  "UNITS" has the meaning specified in the Recitals.

                  "USF&G" has the meaning specified in Section 5.04(b).

                  "VOTING SECURITIES" means the Common Shares and all other securities of the Company of any kind or class having power generally to elect a majority of the Company's directors (irrespective of whether or not at the time stock of any class or classes of the Company shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY OWNED POST-CLOSING SUBSIDIARIES", with respect to either St. Paul or the Company, means collectively all of the Wholly Owned Subsidiaries of such entity following the Closing Date.

                  "WHOLLY OWNED SUBSIDIARY" means, as to any Person, (i) any corporation 100% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such person and (ii) any other Person in which such person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at the time.

                  SECTION 1.02 OTHER DEFINITIONAL PROVISIONS. The words "hereof", "hereto", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; and references to any Article, Section, Exhibit or Schedule are references to Articles, Sections, Exhibits or Schedules in or to this Agreement unless otherwise specified.


                                   ARTICLE II

                   CONTRIBUTION OF ASSETS; ST. PAUL INVESTMENT

                  SECTION 2.01 TRANSFER OF ASSETS. Effective as of the Closing Date, and immediately after the delivery of the Firm Public Offering Shares against payment therefor, St. Paul shall, and (as necessary) shall cause its Subsidiaries to, sell, assign, transfer, convey and deliver to the Company or its designees, which shall acquire at the Closing from St. Paul or its Subsidiaries, as the case may be, the following assets and properties together with any related

Company Liabilities (such assets and Company Liabilities are collectively referred to as the "TRANSFERRED ASSETS"):

                  (a)      the Platinum US Shares;

                  (b) the furniture, fixtures, computers, equipment, machinery and other tangible personal property, and all contracts and agreements relating thereto listed on SCHEDULE 2.01(b);

                  (c) the licensed rights to the intellectual property listed on SCHEDULE 2.01(c), which includes intellectual property used in the offices subject to the subleases and assignments of leases listed in Section 3.01(i) as well as on the premises leased by St. Paul in Tokyo and in London (it being understood that certain rights may not be transferred without the consent of a third party, and that while St. Paul and its relevant Subsidiaries will use commercially reasonable efforts to obtain such consents, they shall not have any liability to the Company or any Subsidiary of the Company to the extent any such consent is not obtained by the Closing Date and, for greater certainty, none of St. Paul nor any Subsidiary of St. Paul shall be required to make any payment to a third party to procure the transfer of rights to any intellectual property);

                  (d)      the Employment Agreements, as follows:

                           (i) the employment agreement, dated as of March 3, 2002, between St. Paul and Jerome T. Fadden, as amended, shall be assigned to the Company;

                           (ii) the agreement, dated as of March 1, 2002, between St. Paul and Steven H. Newman, as amended, shall be assigned to the Company;

                           (iii) the consulting agreement, dated as of March 1, 2002, between St. Paul and Steven H. Newman shall be assigned to Platinum US;

                           (iv) the employment agreement, dated as of May 2, 2002, between St. Paul and Michael D. Price, as amended, shall be assigned to Platinum US;

                           (v) the employment agreement, dated as of July 3, 2002, between St. Paul and William A. Robbie, as amended, shall be assigned to the Company; and

                           (vi) the employment agreement, dated as of July 5, 2002, between St. Paul and Michael E. Lombardozzi, as amended, shall be assigned to the Company.

                  (e) the rights to occupy the premises that are the subject of the Sublease Agreements as specified by such Sublease Agreements;

                  (f) the Newly Hired Employees and the U.K. Newly Hired Employees;

                  (g)      the Renewal Rights other than as set forth on
SCHEDULE 2.01(g);

                  (h) the licensed rights to certain intellectual property provided pursuant to the Transitional Trademark License Agreements;

                  (i) Information in respect of the Transferred Assets set forth in Section 2.01(a) through (h) set forth in SCHEDULE 2.01(i); and

                  (j) Information in respect of Reinsurance Agreements set forth in SCHEDULE 2.01(j).

                  The Transferred Assets (i) include any and all Business Assets as defined in the UK Business Transfer Agreement, but (ii) exclude any and all assets and properties of St. Paul or any of its Affiliates other than the assets specifically identified above.

                  SECTION 2.02 RENEWAL RIGHTS INFORMATION. Effective as of the Closing Date, and promptly after the delivery of the Firm Public Offering Shares against payment therefor, St. Paul shall cause to be delivered to the Company or its Subsidiaries the information in respect of Renewal Rights set forth in
Schedule 2.02.

                  SECTION 2.03 JOINT OWNERSHIP. The parties agree that they shall be joint owners of the information and records referenced in Section 2.01(i) and (j), whether they have originals or copies of the various components thereof.

                  SECTION 2.04 ASSUMPTION AND RETENTION OF LIABILITIES. Effective as of the Closing Date, the Company or one of its Post-Closing Subsidiaries shall assume and pay, perform and discharge (when due and payable) the Company Liabilities, and St. Paul shall retain and, pay, perform and discharge (when due and payable) the St. Paul Liabilities.

                  SECTION 2.05 ST. PAUL INVESTMENT. (a) Subject to clause (b) of this Section 2.05, the Company hereby agrees that, contingent upon the consummation of the Public Offering, it shall sell, transfer, convey and deliver to St. Paul or its designee and St. Paul agrees that it shall purchase from the Company in a transaction exempt from the registration requirements of the Securities Act:

                           (i) at the time of the delivery of the Firm Public Offering Shares, 6,000,000 Common Shares (the "FIRM ST. PAUL SHARES"), the St. Paul Option and the right to receive the Optional St. Paul Shares in the circumstances described in Section 2.05(a)(ii), in exchange for the transfer of the Transferred Assets by St. Paul pursuant to Section 2.01 and the payment of the Cash Contribution by St. Paul pursuant to Section 2.07(a), and the various agreements and undertakings of St. Paul herein and the entering into the Ancillary Agreements by St. Paul and its Subsidiaries; and

                           (ii)     in the event of any exercise of the
         Over-Allotment Option by the underwriters in the underwriters' discretion in whole or in part, at the time of delivery of the Optional Public Offering Shares, a number of Common Shares (the "OPTIONAL ST. PAUL SHARES"), to be determined in St. Paul's discretion and notice thereof to be provided to the Company by St. Paul a reasonable time prior to the Second Closing of the sale of the Optional Public Offering Shares, such Optional St. Paul Shares not to exceed the lesser of (I) the number of Common Shares required for St. Paul to retain a 15% ownership interest in the Company and (II) 900,000 Common Shares if the Over-Allotment Option is exercised in full, in exchange for the payment of the Optional Cash Contribution pursuant to Section 2.07(b), such that in case (i) above, and in case (ii) above if St. Paul exercises in full its right to purchase Optional St. Paul Shares, upon consummation of the Public Offering, the ESU Offering, the St. Paul Investment and the RenaissanceRe Investment, St. Paul will have beneficial ownership of 15% of all Common Shares outstanding, the precise number of shares to be issued to St. Paul to be rounded down to the nearest round lot number of shares.

                  (b) In the event the Company and the underwriters agree to alter the number of Firm Public Offering Shares and Optional Public Offering Shares after the date hereof, the number of Firm St. Paul Shares and Optional St. Paul Shares will be proportionately adjusted.

                  SECTION 2.06 THIRD PARTY CONSENTS. (a) St. Paul shall use commercially reasonable efforts to obtain prior to the Closing Date any consent, approval or authorization necessary for the transfer of the Transferred Assets to the Company as contemplated by this Agreement.

                  (b) If St. Paul has not obtained any consent, approval or authorization necessary for the transfer of any of the Transferred Assets as contemplated by this Agreement prior to the Closing Date, St. Paul, for a period of up to 12 months subsequent to the Closing Date, shall reasonably cooperate with the Company in attempting to obtain such consents, approvals or authorizations as promptly thereafter as practicable, PROVIDED that the Company shall promptly reimburse St. Paul for any reasonable legal and other expenses incurred in connection with such cooperation as such expenses are incurred.

                  (c) St. Paul may not exercise any of its rights under any of the Transferred Assets with respect to which such consent, approval or authorization to the transfer thereof has not been obtained by the Closing Date except at the direction of or on behalf of the Company or its Post-Closing Subsidiaries, and the Company and its Post-Closing Subsidiaries shall be responsible for any Company Liabilities in respect of such Transferred Assets after the Closing Date PROVIDED that St. Paul shall not be required to take any action directed by the Company under any agreement relating to a Transferred Asset that would cause a breach of such Agreement and St. Paul or a St. Paul Post-Closing Subsidiary reasonably believes that it retains liability for such breach.

                  SECTION 2.07 (a) CASH CONTRIBUTION. At the Closing, St. Paul shall pay to the Company the amount in cash (the "CASH CONTRIBUTION") specified as the Cash Contribution in the final Prospectus to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the Public Offering. St. Paul shall make such Cash Contribution to the Company in U.S. dollars, in immediately available funds, payable by wire transfer to a bank account outside the United States of America notified by the Company to St. Paul two Business Days prior to the Closing Date.

                  (b) Upon delivery of the Optional St. Paul Shares, St. Paul shall pay to the Company the amount in cash (the "OPTIONAL CASH CONTRIBUTION") equal to the product of (i) the Cash Contribution and (ii) a fraction, the numerator of which is the number of Optional St. Paul Shares and the denominator of which is the number of Firm St. Paul Shares. St. Paul shall make such Optional Cash Contribution to the Company in U.S. dollars, in immediately available funds, payable by wire transfer to a bank account outside the United States of America notified by the

Company to St. Paul two Business Days prior to the date of delivery of the Optional St. Paul Shares.




                                   ARTICLE III

            INTERCOMPANY TRANSACTIONS AS OF THE CLOSING DATE; CLOSING

                  SECTION 3.01 ANCILLARY AGREEMENTS. The parties hereto agree to enter into, and (as necessary) shall cause their respective Subsidiaries to enter into, the Ancillary Agreements, in each case (unless otherwise specified in this Article III) effective as of the Closing Date contingent upon and immediately after the time of the completion of the Public Offering as follows:

                  (a)      the following retrocession agreements
(collectively, the "QUOTA SHARE RETROCESSION AGREEMENTS"), all of which shall go into effect as of the later of 12:01 A.M., local time, on the Business Day immediately following the Closing Date or October 1, 2002:

                           (i) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(i), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the traditional reinsurance contracts entered into by Fire and Marine incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (ii) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(ii), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form A) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (iii) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(iii), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form B-1) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (iv) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(iv), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form B-2) reinsurance contracts incepting on or after January 1, 2002 and the

         Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (v) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(v), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form C) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (vi) a Quota Share Retrocession Agreement between Mountain Ridge and Platinum US, substantially in the form of EXHIBIT 3.01(a)(vi), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form D-1) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (vii) a Quota Share Retrocession Agreement between Mountain Ridge and Platinum US, substantially in the form of EXHIBIT 3.01(a)(vii), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form D-2) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (viii) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(viii), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form D-3) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (ix) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(ix), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form D-4) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (x) a Quota Share Retrocession Agreement between Mountain Ridge and Platinum US, substantially in the form of EXHIBIT 3.01(a)(x), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form D-Stop
         Loss) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (xi) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(xi), pursuant to which

         Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form D-Spread Loss) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (xii) a Quota Share Retrocession Agreement between Fire and Marine and Platinum US, substantially in the form of EXHIBIT 3.01(a)(xii), pursuant to which Platinum US will reinsure 100% of the liabilities of Fire and Marine under the non-traditional (Form E) reinsurance contracts incepting on or after January 1, 2002 and the Closing Date as specified in an exhibit thereto, and the non-traditional reinsurance contracts bound pursuant to the Underwriting Management Agreement;

                           (xiii) a UK Quota Share Retrocession Agreement between St. Paul Re UK and Platinum US, substantially in the form of
         EXHIBIT 3.01(a)(xiii), pursuant to which Platinum US will reinsure 100% of the liabilities of St. Paul Re UK under the traditional reinsurance contracts written by St. Paul Re UK incepting on or after January 1, 2002 until the earlier of either (A) such time as Platinum UK is duly licensed by the U.K. Financial Services Authority to write reinsurance business or (B) the first anniversary of the Closing Date;

                           (xiv) a UK Quota Share Retrocession Agreement between St. Paul Re UK and Platinum US, substantially in the form of
         EXHIBIT 3.01(a)(xiv), pursuant to which Platinum US will reinsure 100% of the liabilities of St. Paul Re UK under the non-traditional (Form A) reinsurance contracts written by St. Paul Re UK incepting on or after January 1, 2002, as specified therein, until the earlier of either (A) such time as Platinum UK is duly licensed by the U.K. Financial Services Authority to write reinsurance business or (B) the first anniversary of the Closing Date; and

                           (xv) a UK Quota Share Retrocession Agreement between St. Paul Re UK and Platinum US, substantially in the form of
         EXHIBIT 3.01(a)(xv), pursuant to which Platinum US will reinsure 100% of the liabilities of St. Paul Re UK under the non-traditional (Form B-1) reinsurance contracts written by St. Paul Re UK incepting on or after January 1, 2002, as specified therein, until the earlier of either (A) such time as Platinum UK is duly licensed by the U.K. Financial Services Authority to write reinsurance business or (B) the first anniversary of the Closing Date.

                  (b)      (i)      a Master Services Agreement substantially in
         the form of EXHIBIT 3.01(b)(i) between St. Paul and the Company pursuant to which St. Paul and/or its Post-Closing Subsidiaries other than St. Paul Re UK will provide the Company and its Subsidiaries other than Platinum UK the Transition Services (as defined in the Master Services Agreement), including, without limitation, payroll administration, human resources management and electronic systems support, in each case as specified in the applicable service schedule to the Master Services Agreement, for a specified period of time;

                           (ii) a UK Master Services Agreement substantially in the form of EXHIBIT 3.01(b)(ii) between St. Paul Re UK and Platinum UK pursuant to which St. Paul

         Re UK will provide Platinum UK with the UK Transition Services (as defined in the UK Master Services Agreement), including, without limitation, payroll administration, human resources management and electronic systems support, in each case as specified in the applicable service schedule to the UK Master Services Agreement, for a specified period of time;

                  (c)      (i)      a Run-off Services Agreement substantially
         in the form of EXHIBIT 3.01(c)(i), between Fire and Marine and Platinum US pursuant to which the Company and/or its Post-Closing Subsidiaries other than Platinum UK will provide certain services (the "RUN-OFF SERVICES") to St. Paul and/or its Post-Closing Subsidiaries other than St. Paul Re UK for a specified period of time;

                           (ii)     a UK Run-off Services Agreement
         substantially in the form of Exhibit 3.01(c)(ii), between St. Paul Re UK and Platinum UK pursuant to which Platinum UK will provide Run-off Services to St. Paul Re UK for a specified period of time;

                  (d)      an Option Agreement, substantially in the form of
EXHIBIT 3.01(d), between St. Paul or a St. Paul Designee and the Company, pursuant to which St. Paul or such St. Paul Designee will, under the terms and conditions specified therein, have the right to purchase up to 6,000,000 additional Common Shares of the Company;

                  (e) one or more Transitional Trademark License Agreements, substantially in the form of EXHIBIT 3.01(e), between St. Paul and its relevant Subsidiaries (the "ST. PAUL LICENSORS") and the Company and its Post-Closing Subsidiaries pursuant to which the St. Paul Licensors will grant to the Company and/or its Post-Closing Subsidiaries licenses to use service marks, trademarks and other intellectual property rights specified in such agreement for a specified period of time;

                  (f) a Registration Rights Agreement, substantially in the form of EXHIBIT 3.01(f), between St. Paul or a St. Paul Designee and the Company with respect to all Common Shares of the Company held by or optioned to St. Paul or such St. Paul Designee as of the Closing Date;

                  (g) an Employee Benefits and Compensation Matters Agreement (which shall go into effect on the Business Day immediately following the Closing Date), substantially in the form of EXHIBIT 3.01(g)(i), between St. Paul and Platinum US to allocate assets, liabilities and responsibilities relating to the hiring of certain employees of St. Paul and its Subsidiaries other than St. Paul Re UK by the Company and its Post-Closing Subsidiaries other than Platinum UK (the "NEWLY HIRED EMPLOYEES") and the continued participation by the Newly Hired Employees in the benefit plans, that St. Paul currently sponsors and maintains;

                  (h) Underwriting Management Agreements, substantially in the form of EXHIBIT 3.01(h)(i) pursuant to which the Company or one of its Post-Closing Subsidiaries will provide to Fire and Marine certain underwriting services, as specified in the Underwriting Management Agreements; and

                  (i) the following sublease agreements or assignments of lease (collectively, the "SUBLEASE AGREEMENTS"):

                           (i) an Assignment and Assumption Agreement (Miami), substantially in the form of EXHIBIT 3.01(i)(i), among Metropolitan Life Insurance Company, St. Paul Re and Platinum US;

                           (ii) an Assignment and Assumption Agreement
         (Chicago), substantially in the form of EXHIBIT 3.01(i)(ii), among WHCHC Real Estate Limited Partnership, St. Paul Re and Platinum US; and

                           (iii) a Sublease Agreement (New York), substantially in the form of EXHIBIT 3.01(i)(iii), between St. Paul Reinsurance Management Corporation and Platinum US.

                  (j) a U.K. Business Transfer Agreement, substantially in the form of EXHIBIT 3.01(j), among St. Paul Re UK, Platinum UK and St Paul Management Limited, pursuant to which St. Paul Re UK will transfer the assets specified therein to Platinum UK.

                  (k) a U.K. Underwriting Agency and Underwriting Management Agreement, substantially in the form of EXHIBIT 3.01(k), between St. Paul Re UK and Platinum UK, pursuant to which Platinum UK will act as the underwriting agent for St. Paul Re UK in the U.K. until the earlier of either
(A) such time as Platinum UK is authorized by the U.K. Financial Services Authority to write reinsurance business or (B) December 31, 2002, and after such time pursuant to which Platinum UK will provide certain underwriting services to St. Paul Re UK.

                  SECTION 3.02 PAYMENT OF EXPENSES. (a) The Company shall pay (or, to the extent incurred by and paid for by St. Paul or any Affiliate thereof prior to the Closing Date, shall, on the Closing Date, and, if incurred on or following the Closing Date, promptly reimburse St. Paul and any such Affiliate for any and all amounts so paid) the costs, fees, disbursements and expenses set forth in SCHEDULE 3.02(a).

                  (b) St. Paul shall pay (or, to the extent incurred by and paid for by the Company or any of its Post-Closing Subsidiaries on or prior to the Closing Date shall, on the Closing Date, and, if incurred following the Closing Date, promptly reimburse the Company and any such Post-Closing Subsidiary for any and all amounts so paid) the costs, fees, disbursements and expenses set forth in SCHEDULE 3.02(b).

                  SECTION 3.03 CLOSING. Subject to the terms and conditions of this Agreement, all transactions contemplated by this Agreement shall be consummated at a closing (the "CLOSING") to be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M., New York time, on the date of the delivery of the Firm Public Offering Shares or at such other place (outside the United Kingdom) or at such other time or on such other date as St. Paul and the Company may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE"); PROVIDED, HOWEVER, that except for the Quota Share Retrocession Agreements and the Employee Benefits and Compensation Matters Agreement, the Ancillary Agreements shall become effective immediately after delivery of the Firm Public Offering Shares and Firm St. Paul Shares and the Quota Share Retrocession

Agreements and the Employee Benefits and Compensation Matters Agreement shall become effective at 12:01 A.M. on the Business Day immediately following the Closing Date or, if later, on October 1, 2002.

                  SECTION 3.04 CLOSING DELIVERIES BY ST. PAUL. At the Closing, St. Paul shall deliver and shall cause its Post-Closing Subsidiaries to deliver to the Company:

                  (a)      executed copies of all Ancillary Agreements;

                  (b) executed copies of the Bills of Sale substantially in the form of EXHIBIT 3.04(b) and such other instruments, in form and substance reasonably satisfactory to the Company, as may be reasonably requested by the Company to transfer, convey and assign the Transferred Assets (including, without limitation, the Platinum US Shares and the Employment Agreements) to the Company or its designee or evidence of such transfer on the public records;

                  (c) a certificate representing all of the Platinum US Shares, duly endorsed or accompanied by stock powers (in form reasonably satisfactory to the Company) in favor of Platinum Regency; and

                  (d)      the certificate specified in Section 9.03(c);

                  (e) evidence reasonably satisfactory to the Company that all consents and approvals as set forth on SCHEDULE 6.02(b) have been obtained and are in full force and effect;

                  (f) the balance sheet of Platinum US dated May 31, 2002, which shall have been prepared in accordance with accounting practices prescribed or permitted for insurance companies by the Maryland insurance regulatory authorities, which have been applied consistent with the financial statements of past periods and shall in all material respects fairly present the financial condition of Platinum US as of its date;

                  (g) a statement setting forth the amounts remitted to and from Platinum US pursuant to Section 4.01(a); and

                  (h)      the Cash Contribution.

                  SECTION 3.05 CLOSING DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver to St. Paul:

                  (a)      executed copies of all Ancillary Agreements;

                  (b) certificates representing the St. Paul Shares acquired by St. Paul or a St. Paul Designee, registered in the name of St. Paul or the appropriate St. Paul Designees;

                  (c)      the St. Paul Investment Opinion;

                  (d) evidence reasonably satisfactory to St. Paul that all consents and approvals as set forth in SCHEDULE 6.02(b) have been obtained and are in full force and effect;

                  (e)      the certificate specified in Section 9.02(c); and

                  (f)      a receipt evidencing receipt of the Cash
Contribution.

                  SECTION 3.06 SUBSEQUENT EXERCISE OF OVER-ALLOTMENT OPTION. (a) If the Underwriters exercise their Over-Allotment Option at any time after the Closing Date, a second closing (the "SECOND CLOSING") will be held at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 9:00 A.M., New York time, on the date of the delivery of the Optional Public Offering Shares or at such other place (outside the United Kingdom) or such other time or on such other date as St. Paul and the Company may agree upon in writing (the day on which the Second Closing takes place being the "SECOND CLOSING DATE").

                  (b) On the Second Closing Date, the Company shall deliver to St. Paul (i) a certificate representing the Optional St. Paul Shares acquired by St. Paul or one or more St. Paul Designees, registered in the name of St. Paul or the appropriate St. Paul Designees, (ii) an opinion with respect to the Optional St. Paul Shares in form and substance identical to the St. Paul Investment Opinion and (iii) a bring-down certificate in form and substance identical to the certificate specified in Section 9.02(c).

                  (c) On the Second Closing Date, St. Paul shall deliver to the Company (i) a bring-down certificate in form and substance identical to the certificate specified in Section 9.03(c) and (ii) Optional Cash Contribution.


                                   ARTICLE IV

                                   SEPARATION

                  SECTION 4.01 SETTLEMENT OF INTERCOMPANY ACCOUNTS. (a) Shortly prior to the Closing Date, Platinum US shall remit to St. Paul and any Post-Closing Subsidiaries of St. Paul, as applicable, all amounts estimated to be owing as of the Closing Date by Platinum US to St. Paul or such Post-Closing Subsidiaries, and St. Paul and all Post-Closing Subsidiaries of St. Paul, as applicable, shall remit to Platinum US all amounts estimated to be owing as of the Closing Date by St. Paul or such Post-Closing Subsidiaries of St. Paul to Platinum US.

                  (a) As soon as reasonably practicable, but in no event later than 45 days following the Closing Date, St. Paul covenants that it shall prepare and deliver to the Company a balance sheet as of the Closing Date (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared in accordance with accounting practices prescribed or permitted for insurance companies by the Maryland insurance regulatory authorities, which have been applied consistent with the financial statements of past periods, including the May 31, 2002 balance sheet delivered pursuant to Section 3.04(f) and shall in all material respects fairly present the financial condition of Platinum US as of its date.

                  SECTION 4.02 REMOVAL OF PLATINUM US FROM INTERCOMPANY AGREEMENTS AND REPRESENTATION. Except as contemplated herein, effective as of the Closing Date, all agreements between or among St. Paul and its Post-Closing Subsidiaries, on the one hand, and Platinum US, on the other hand, shall terminate as to Platinum US, and Platinum US shall cease being a party to any of the agreements specified on SCHEDULE 4.02. After the Closing Date, Platinum US shall not have any liability under any such agreement to St. Paul or any Post-Closing Subsidiary of St. Paul and neither St. Paul nor any Post-Closing Subsidiary of St. Paul shall have any liability under any such agreement to Platinum US. St. Paul represents that such agreements are the only agreements that it or any St. Paul Subsidiary has with Platinum US.

                  SECTION 4.03 DISCONTINUING OF INSURANCE COVERAGE. Effective as of the Closing Date, Platinum US will cease to be covered under any insurance policy covering St. Paul and any of its affiliates, including directors' & officers' and errors & omissions insurance.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                   OF ST. PAUL

                  St. Paul represents and warrants to the Company, as to itself, each of Fire and Marine, Platinum US, Mountain Ridge, St. Paul Re (UK), each St. Paul Designee and each St. Paul Licensor (such subsidiaries, the "ST. PAUL PRE-CLOSING SUBSIDIARIES"), that the statements contained in this Article V are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

                  SECTION 5.01 ORGANIZATION, AUTHORITY AND QUALIFICATION.

                  (a) Each of St. Paul and the St. Paul Pre-Closing Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and in good standing in all jurisdictions in which the failure to qualify or be in good standing could materially adversely affect the consummation or the validity of the transactions provided for in this Agreement or any of the Ancillary Agreements.

                  (b) St. Paul has full corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and will have taken all corporate action necessary to execute and deliver the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and each of the Ancillary Agreements to which St. Paul is a party will be, duly authorized, executed and delivered by St. Paul; and, assuming due authorization, execution and delivery by all other parties to such agreement, each of this Agreement and such Ancillary Agreements constitutes or will constitute, as the case may be, the valid and legally binding obligation of St. Paul, enforceable against St. Paul in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, except that no representation or warranty is made regarding the indemnification and contribution provisions of this Agreement or of the Registration Rights Agreement.

                  (c) Each of the St. Paul Pre-Closing Subsidiaries has full corporate power and authority and will have taken all corporate action necessary to execute and deliver each of the Ancillary Agreements to which it is a party and to perform its obligations thereunder. Each of the Ancillary Agreements to which any of the St. Paul Pre-Closing Subsidiaries is a party will be duly authorized, executed and delivered by the appropriate St. Paul Pre-Closing Subsidiary and, assuming due authorization, execution and delivery by all other parties to such agreement, and, in the case of Platinum US, assuming also that the Maryland Insurance Commission shall have issued an order permitting Platinum US to underwrite accident and health insurance prior to completion of the Public Offering, will constitute the valid and legally binding obligation of such St. Paul Pre-Closing Subsidiary, enforceable against such St. Paul Pre-Closing Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 5.02 FINANCIAL AND CONVENTION STATEMENTS. The Annual Convention Statements required to be filed by Platinum US for the years 2000 and 2001, and the Quarterly Convention Statements required to be filed by Platinum US during the period January 1, 2002 to the date hereof, (i) have been duly filed with the Maryland insurance regulatory authorities and with all other insurance regulatory authorities as required, (ii) were prepared in accordance with accounting practices prescribed or permitted for insurance companies by the Maryland insurance regulatory authorities, which have been applied on a basis consistent with the past periods, and (iii) present fairly, in accordance with such practices, the statutory financial position of Platinum US as at the date of, and the results of its operations for the period covered by, such Annual or Quarterly Convention Statements.

                  SECTION 5.03 NO CONFLICT. The authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements by St. Paul and the St. Paul Pre-Closing Subsidiaries, as applicable, do not and will not:

                  (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of St. Paul or the St. Paul Pre-Closing Subsidiaries,

                  (b) conflict with or violate in any material respect any law or Governmental Order applicable to St. Paul or the St. Paul Pre-Closing Subsidiaries or any of their respective assets, properties or businesses, or

                  (c) materially conflict with, result in any material breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any authorization from, or notification to, any Governmental Authority, or any consent under, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which St. Paul or any of the St. Paul Pre-Closing Subsidiaries is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of St. Paul or any of the St. Paul Pre-Closing Subsidiaries to consummate the transactions contemplated by this Agreement or the Ancillary Agreements.

                  SECTION 5.04 TRANSFERRED ASSETS. (a) St. Paul, directly or indirectly has, and at the Closing the Company or its designees will receive, good and marketable title to all of the Transferred Assets (other than the Newly Hired Employees and the Renewal Rights and the related information) except as provided in SCHEDULE 5.04(a)(i), in each case free and clear of any Encumbrance, except as set forth on SCHEDULE 5.04(a)(ii).

                  (b) With respect to the Platinum US Shares, United States Fidelity and Guaranty Company ("USF&G"), an indirect wholly owned Subsidiary of St. Paul, has good and marketable title to the Platinum US Shares, free and clear of any Encumbrances. Assuming Platinum Finance has the requisite power and authority to be the lawful owner of the Platinum US Shares, upon delivery to Platinum Finance at the Closing of certificates representing the Platinum US Shares, duly endorsed by USF&G for transfer to Platinum Finance, good and marketable title to the Platinum US Shares will pass to Platinum Finance, free and clear of any Encumbrances, other than those arising from acts of the Company or Platinum Finance. The Platinum US Shares constitute validly issued, fully paid and non-assessable shares of the capital stock of Platinum US and are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Platinum US Shares and there are no options, warrants or any other rights to acquire the Platinum US Shares are outstanding.

                  SECTION 5.05 ST. PAUL INVESTMENT. (a) St. Paul represents and warrants that (i) it is capable of evaluating the merits and risks of the acquisition of the St. Paul Shares and the St. Paul Option, (ii) it is acquiring the St. Paul Shares and the St. Paul Option for its own account, as principal,
(iii) it is acquiring the St. Paul Shares and the St. Paul Option for investment and not with a view to the resale or distribution in a public offering of all or any part of the St. Paul Shares or the St. Paul Option, and (iv) it has not sought the advice of the Company with respect to the tax, accounting, legal or other regulatory or investment issues relating to the St. Paul Shares or the St. Paul Option it expects to acquire pursuant to the St. Paul Investment and has relied only on the advice of its own legal counsel and other advisors.

                  (b) St. Paul acknowledges that (i) the sale of the St. Paul Shares and the St. Paul Option and the Common Shares issuable upon exercise of the St. Paul Option will not be registered under any U.S. federal or state securities laws, (ii) the St. Paul Shares and the St. Paul Option will be offered and sold in reliance upon the exemptions from registration provided by the no-action letters regarding Black Box Incorporated (publicly available June 26, 1990) and Squadron, Ellenoff, Plesent & Lehrer (publicly available February 28, 1992), and applicable exemptions under state securities laws, and (iii) that the certificates for the Common Shares and the St. Paul Option purchased hereunder and the Common Shares issuable upon exercise of the St. Paul Option will bear a legend noting that they may not be resold or transferred unless registered under the Securities Act or pursuant to a valid exemption therefrom.

                  SECTION 5.06 TAXES.

                  (a) No material Tax liens with respect to the Transferred Assets or assets of Platinum US have been filed.

                  (b) All material Tax Returns filed by or with respect to Platinum US have been timely filed, and all such Tax Returns are true, correct and complete in all material respects. Platinum US has timely paid (or there has been paid on its behalf) all material Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it for the Pre-Closing Periods.

                  (c) Except as disclosed in SCHEDULE 5.06(c), there are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Platinum US for any taxable period.

                  (d) Except as disclosed in SCHEDULE 5.06(d), Platinum US is not a party to, is not bound by, and has no obligation under, any Tax allocation or sharing agreement or similar contract or arrangement. Notwithstanding any disclosure contained in the Schedules to the Agreement, St. Paul represents and warrants that at the Closing Platinum US shall not be a party to, be bound by or have any obligation under, any Tax allocation or sharing agreement or similar contract or arrangement.

                  (e) Platinum US has materially complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has timely withheld from employee wages and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over.

                  (f) Except as disclosed in SCHEDULE 5.06(f), there is no deficiency, claim, audit, examination, action, suit, proceeding or investigation in progress or pending or, to the knowledge of Platinum US, threatened against or with respect to Platinum US in respect of any Taxes.

                  (g) No claim has ever been made by any taxing authority with respect to Platinum US in a jurisdiction where Platinum US does not file Tax Returns that Platinum US is or may be subject to taxation by that jurisdiction which has not been resolved.

                  (h) Except as disclosed in SCHEDULE 5.06(h), Platinum US has not been a member of an affiliated group filing consolidated, combined or unitary Tax Returns other than a group for which St. Paul was the common parent.

                  (i) Platinum US has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and the stock of Platinum US has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

                  (j) Platinum US is not a party to any agreement, contract or arrangements that could result, directly or indirectly, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, except for Platinum US's consulting contract with Mr. Newman.

                  (k) Between the date of this Agreement and the Closing Date, without the prior written consent of the Company (such consent not to be unreasonably withheld), Platinum US will not change any Tax accounting method or change any material Tax election or settle or compromise any material Tax liability.

                  (l)      Platinum US has no Subsidiaries.

                  SECTION 5.07 CONTRACTS OF PLATINUM US. Except for the contracts listed on SCHEDULE 5.07, Platinum US is not party to any contract with any Person other than St. Paul or a St. Paul Subsidiary.

                  SECTION 5.08 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement and the Ancillary Agreements, neither St. Paul nor any other Person makes any express or implied representation or warranty on behalf of or with respect to St. Paul or the Transferred Business, and St. Paul hereby disclaims any representation or warranty not contained herein or therein.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants, as to itself and as to its Post-Closing Subsidiaries except as to Platinum US, to St. Paul that the statements contained in this Article VI are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

                  SECTION 6.01 ORGANIZATION, AUTHORITY AND QUALIFICATION.

                  (a) The Company and each of its Post-Closing Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, and in good standing in all jurisdictions in which the failure to qualify or be in good standing could materially adversely affect the consummation or the validity of the transactions provided for in this Agreement.

                  (b) The Company has full corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and will have taken all corporate action necessary to execute and deliver the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and each of the Ancillary Agreements to which the Company is a party will be, duly authorized, executed and delivered by the Company; and, assuming due authorization, execution and delivery by all other parties to such agreement, each of this Agreement and such Ancillary Agreements constitutes or will constitute, as the case may be, the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, including the exercise of judicial discretion in connection therewith except that no representation or warranty is made regarding the indemnification and contribution provisions of this Agreement or the Registration Rights Agreement.

                  (c) Each of the Company's Post-Closing Subsidiaries will have full corporate power and authority and will have taken all corporate action necessary to execute and deliver each of the Ancillary Agreements to which it is a party and to perform its obligations thereunder. Each of the Ancillary Agreements to which any of the Company's Post-Closing Subsidiaries is a party will be duly authorized, executed and delivered by the appropriate Post-Closing Subsidiary of the Company and, assuming due authorization, execution and delivery by all other parties to such agreement, will constitute the valid and legally binding obligation of such Post-Closing Subsidiary of the Company, enforceable against such Post-Closing Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, including the exercise of judicial discretion in connection therewith.

                  SECTION 6.02 NO CONFLICT. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and its Post-Closing Subsidiaries, as applicable, do not and will not:

                  (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation, by-laws (or similar organizational documents) of the Company and its Post-Closing Subsidiaries, as applicable,

                  (b) conflict with or violate any law or Governmental Order applicable to the Company or its Post-Closing Subsidiaries or any of their respective assets, properties or businesses, except that the performance of this Agreement and the execution, delivery and performance of certain of the Ancillary Agreements by the Company and its Post-Closing Subsidiaries may not occur until the regulatory approvals specified in SCHEDULE 6.02(b) are obtained, or

                  (c) conflict with, result in any material breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or require any authorization from or notification to, any Governmental Authority, or any consent under, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company and its Post-Closing Subsidiaries, as applicable, are party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of the Company or any of its Post-Closing Subsidiaries to consummate the transactions contemplated by this Agreement except that the performance of this Agreement and the execution, delivery and performance of certain of the Ancillary Agreement by the Company and its Post-Closing Subsidiaries may not occur until the regulatory approvals specified in SCHEDULE 6.02(b) are obtained.

                  SECTION 6.03 ST. PAUL INVESTMENT. (a) The Company represents and warrants to St. Paul that, assuming St. Paul has the requisite power and authority to be the lawful owner of the St. Paul Shares, upon issuance and delivery to St. Paul or its designees at the Closing of certificates representing the Firm St. Paul Shares and the Optional St. Paul Shares, as applicable, (i) good and marketable title to such St. Paul Shares will pass to St. Paul or its designees free and clear of any Encumbrances other than those arising from acts of the Company or its Post-Closing Subsidiaries, and (ii) the St. Paul Shares will constitute duly and validly issued, fully paid and non-assessable shares of the capital stock of the Company.

                  (b) The Company acknowledges that (i) the sale of the St. Paul Shares, the St. Paul Option and any Common Shares issuable upon exercise of the St. Paul Shares will not be registered under any U.S. federal or state securities laws, (ii) the St. Paul Shares and the St. Paul Option will be offered and sold in reliance upon the exemptions from registration provided by the no-action letters regarding Black Box Incorporated (publicly available June 26, 1990) and Squadron, Ellenoff, Plesent & Lehrer (publicly available February 28, 1992), and applicable exemptions under state securities laws, and (iii) that the certificates for the Common Shares and St. Paul Option purchased hereunder, and any Common Shares issued upon exercise of the St. Paul Option, will bear a legend noting that they may not be resold or transferred unless registered under the U.S. Securities Act of 1933 or pursuant to a valid exemption therefrom.

                  SECTION 6.04 INTERNAL RETROCESSION AGREEMENTS. The Company represents that it intends to cause each of Platinum US and Platinum UK to enter into a Quota Share Retrocession Agreement between such subsidiary and Platinum Bermuda, substantially in the form of EXHIBIT 6.04, pursuant to which Platinum Bermuda will reinsure a portion of the reinsurance liabilities of such subsidiary under all reinsurance contracts written by such subsidiary after the Closing Date excluding business subject to the Quota Share Retrocession Agreements.

                  SECTION 6.05 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement and the Ancillary Agreements, neither the Company nor any other Person make any express or implied representation or warranty on behalf of or with respect to the Company or any of the Post-Closing Subsidiaries, and the Company hereby disclaims any representation or warranty not contained herein or therein.


                                   ARTICLE VII

                          NON-COMPETITION; USE OF NAME;
                            ADMINISTRATION OF RUN-OFF
                          CONTRACTS; INSURANCE MATTERS

                  SECTION 7.01 NON-COMPETITION. (a) Except as set forth in this Agreement or any of the Ancillary Agreements, for a period of two years following the Closing Date (the "RESTRICTED PERIOD") neither St. Paul nor any of its Post-Closing Subsidiaries nor any of their respective directors, officers or agents may

                           (i) offer, issue, sell, refer or promote, directly or indirectly, any contracts, treaties or agreements of reinsurance of the same type as the Reinsurance Agreements or of the same type as those for which St. Paul has granted Renewal Rights to the Company provided that the Company or its Post-Closing Subsidiaries continue to provide, during the Restricted Period, reinsurance coverage of such types to third parties;

                           (ii) employ, offer to employ or solicit with a view to employment any of the individuals listed or individuals holding positions listed on SCHEDULE 7.01(a)(ii) to this Agreement; or

                           (iii) use or disclose to any Person other than the Company or its Post-Closing Subsidiaries, any Transferred Business Confidential Information except in connection with the administration of (x) the Reinsurance Agreements, (y) the Run-Off Business or (z) any retained Liabilities PROVIDED that St. Paul, its Post-Closing

         Subsidiaries and their respective directors, officers and agents will disclose Transferred Business Confidential Information only in the ordinary course of business, consistent with past practice including in connection with resolving claims and the purchase of retrocessional coverage and PROVIDED, FURTHER, that St. Paul, its Post-Closing Subsidiaries and their respective directors, officers and agents shall use reasonable efforts to avoid providing Transferred Business Confidential Information to a competitor of the Company under circumstances reasonably likely to materially impair the value of the Renewal Rights;

PROVIDED that, in the case of Transferred Business Confidential Information that relates to the Reinsurance Agreements, the Restricted Period shall be indefinite.

                  (b)      Notwithstanding any other provision of this Section
7.01 to the contrary, neither St. Paul nor any of its Post-Closing Subsidiaries is prohibited from:

                           (i) engaging in any line of business in which it is engaged immediately after the completion of the Public Offering and for which Renewal Rights were not transferred hereunder, including, without limitation, the administration of reinsurance contracts with inception dates prior to January 1, 2002 (the "Run-off Business") and the Reinsurance Agreements (but not including any renewals thereof), purchasing reinsurance for its own account, reinsurance business written through St. Paul's Discover Re operation and Lloyd's of London operation and property catastrophe facultative reinsurance business written by St. Paul's CATRisk Property division;

                           (ii) acquiring any Person or, subject to the limitation in (iii) below, any interest in any Person engaged in any line of business except for an acquisition of an interest of more than 49% of any Person that generated 50% or more of its gross revenues, excluding investment income and realized investment gains and losses, in its most recent fiscal year for which financial statements are available, by writing property or casualty reinsurance (a "PERMITTED ACQUIREE"), provided that any Permitted Acquiree may not use any marks, designs, logos, slogans, names, words or letters which include the words "St. Paul", "USF&G" or "F&G" or those that are suggestive or, derivative thereof, or any logo or mark identified with "St. Paul", "USF&G" or "F&G" (except as may be required by law) in connection with its reinsurance business, if any, PROVIDED FURTHER, HOWEVER, that St. Paul and any of its Post-Closing Subsidiaries may acquire an interest of more than 49% of a Person that is not a Permitted Acquiree if St. Paul or such Post-Closing Subsidiary promptly divests the property or casualty reinsurance operations of such Person; or

                           (iii) soliciting, offering, issuing, selling, purchasing or referring any contracts of reinsurance of any type to, from or with any of its Affiliates or engaging in any reinsurance activities in connection with the Run-off Business (other than renewals thereof) or with finite business which is either covered by a Quota Share Retrocession Agreement or which the Company and its Post-Closing Subsidiaries declines to reinsure.

                  (c) During the Restricted Period neither St. Paul nor any of its Post-Closing Subsidiaries shall sponsor or assist, directly or indirectly, in the sponsorship of a newly formed property or casualty reinsurer for so long as St. Paul continues to own 10% or more of the outstanding Common Shares.

                  (d) Section 7.01(a)(i) and (ii) shall not be binding upon a Post-Closing Subsidiary of St. Paul after the time such Person ceases to be a Post-Closing Subsidiary of St. Paul. For avoidance of doubt, Section 7.01(a) also does not apply to any Person which on or after the Closing Date becomes an Affiliate (other than a Post-Closing Subsidiary) of St. Paul, including any Person that acquires all or substantially all of the capital stock or assets of St. Paul through merger, consolidation, tender offer, acquisition of assets or otherwise, PROVIDED, HOWEVER, that Section 7.01(a)(ii) and (iii) shall apply to such Person.

                  (e) Transferred Business Confidential Information shall not include information relating to the Transferred Business which is or becomes generally known on a non-confidential basis provided that the source of such information was not bound by a confidentiality agreement or other obligation of confidentiality. If St. Paul, any of its Post-Closing Subsidiaries or any of their respective directors, officers or agents or any Affiliate of St. Paul is legally requested or required under an order or subpoena issued by a court, administrative agency or arbitration panel (through oral examination, interrogatories, requests for information or documents, civil investigation demand or other legal, administrative or arbitration processes) to disclose any Transferred Business Confidential Information, St. Paul shall provide the Company with prompt written notice of the request, requirement, subpoena or order to permit the Company (if it so elects) to seek an appropriate protective order preventing or limiting disclosure. If the Company seeks such an order or takes other steps to avoid or limit disclosure, St. Paul shall cooperate with the Company at the Company's expense. If, in the absence of such protective order, St. Paul, is compelled to disclose any Transferred Business Confidential Information, St. Paul may disclose such Transferred Business Confidential Information without liability hereunder.

                  (f) St. Paul and its Post-Closing Subsidiaries shall treat any Transferred Business Confidential Information with the same degree of care with which it treats its own confidential information.

                  (g) The Company and St. Paul agree that money damages would not be a sufficient remedy for any breach of this Section 7.01 by St. Paul or any of its Post-Closing Subsidiaries or any of its or such Post-Closing Subsidiaries' directors, officers or agents, and that, in addition to all other remedies, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

                  SECTION 7.02 USE OF NAMES; NON-DISPARAGEMENT. (a) Commencing on the Closing Date, neither the Company nor any of its Post-Closing Subsidiaries and Affiliates may use any marks, designs, logos, slogans, names, words or letters which include the words "United States Fidelity and Guaranty", "St. Paul", "Fire and Marine" or those that are suggestive or derivative thereof, except (i) as may be required by Law, (ii) for the purposes of historical identification in materials not designed as advertising or solicitation, (iii) as provided under the

Transitional Trademark License Agreement, and (iv) pursuant to the Underwriting Management Agreement and the UK Underwriting Management Agreement.

                  (b) The Company shall not use and shall cause its Post-Closing Subsidiaries to refrain from using any printed materials or other means of communication which state, suggest or imply any affiliation with St. Paul or any of its Subsidiaries following the Closing other than references to St. Paul's ownership of the St. Paul Shares or to this Agreement, the Reinsurance Agreements or the Ancillary Agreements or the subject matter thereof.

                  (c) The Company and St. Paul each agree that neither it nor any of its Subsidiaries shall make any statement that would reasonably be viewed as intended to be disparaging of the business, reputation or good name of the other.

                  SECTION 7.03 STANDARD FOR ADMINISTRATION OF RUN-OFF BUSINESS. St. Paul shall cause its Post-Closing Subsidiaries to administer the Run-off Business at levels of care and attention and with operating procedures that are consistent with, the practices of St. Paul in respect of other business of St. Paul. St. Paul shall maintain all licenses and authorization required for it to administer the Run-off Business.

                  SECTION 7.04 QUOTATIONS FOR CERTAIN INSURANCE COVERAGE. St. Paul agrees that one or more of its Post-Closing Subsidiaries shall provide quotations to the Company and its Subsidiaries, at normal market rates for similarly situated Persons, for workers compensation, general liability and property insurance coverages for the period commencing on the Closing Date and ending December 31, 2003.


                                  ARTICLE VIII

                                   TAX MATTERS

                  SECTION 8.01 TAXES OF PLATINUM US. (a) St. Paul shall be responsible for, shall pay or cause to be paid, and shall indemnify the Company and each of its Post-Closing Subsidiaries against any and all Pre-Closing Taxes. "PRE CLOSING TAXES" shall mean any and all Taxes (i) imposed on the St. Paul Group (other than Platinum US) for any taxable year, (ii) that relate to Platinum US or for which Platinum US could be liable and that in both cases are for taxable periods or portions thereof ending on or before the Closing Date, or
(iii) to the extent not covered by clauses (i) and (ii) above, directly related to the Transferred Assets and arising in taxable periods or portions thereof ending on or before the Closing Date ("PRE-CLOSING PERIODS"); PROVIDED, HOWEVER, that in each case under clauses (i), (ii) and (iii) above Taxes shall not include Taxes covered by Section 8.02. In the case of Taxes attributable to taxable periods beginning on or before and ending after the Closing Date ("STRADDLE PERIODS"), if any, the Taxes for the Pre-Closing Period shall be computed as if such taxable period ended on the date of the Closing. Not later than five Business Days before the due date for the payment (including in connection with estimated payments) of any Pre-Closing Taxes, St. Paul shall pay to the Company or any of its Post-Closing Subsidiaries an amount equal to any such Pre-Closing Taxes which are payable by the Company or any of its Post-Closing Subsidiaries.

                  (b) The Company shall be responsible for (i) any and all Taxes of Platinum US that relate to Platinum US or for which Platinum US could be liable other than Pre-Closing Taxes and (ii) any and all Taxes directly related to the Transferred Assets and arising in taxable periods or portions thereof beginning on or after the Closing Date. To the extent that any Taxes other than Pre-Closing Taxes have been pre-paid on or before the Closing, the Company shall pay to St. Paul the amount of such prepaid Taxes that do not constitute Pre-Closing Taxes.

                  (c) St. Paul shall include the income of Platinum US for the Pre-Closing Period in St. Paul's federal consolidated Tax Returns and any state consolidated, combined or unitary Tax Returns that are required and that include (i) Platinum US and (ii) any other member of St. Paul's affiliated group other than Platinum US (the "CONSOLIDATED RETURNS"), and shall file and be responsible for remitting all Taxes reflected on such Consolidated Returns. St. Paul shall file or cause to be filed all Tax Returns required to be filed by or with respect to Platinum US on or before the Closing Date and shall pay all Taxes due with respect thereto. All items relating to Platinum US and included in Tax Returns of or with respect to Platinum US for Pre-Closing Periods (including the Platinum US pro forma with respect to Consolidated Returns) prepared by St. Paul pursuant to this Section 8.01 shall be reflected in a manner consistent with past practices. St. Paul shall provide to the Company, at least 10 days prior to the due date (including extensions) for the filing of St. Paul's federal consolidated tax return for the taxable year 2002, a copy of the 2002 pro forma federal income tax return of Platinum US prepared consistent with past practice. St. Paul shall not amend a pro forma income tax return of Platinum US for a Pre-Closing Period in which Platinum US was included in the federal consolidated income tax return of St. Paul or in any other consolidated, combined or group tax return with St. Paul or any of its Affiliates, in a manner which causes an increase in Taxes of Platinum US for a period ending after the Closing, without the consent of the Company, which shall not be unreasonably withheld. The Company shall file or cause to be filed all other Tax Returns required to be filed by or with respect to Platinum US. With respect to Tax Returns for Straddle Periods, such Tax Returns will be duly and timely filed by the Company, and the Company will use its commercially reasonable best efforts to assure that such Tax Returns will be correct, accurate and complete in all material respects. The Company shall furnish a completed copy of such Tax Returns to St. Paul for St. Paul's approval (not to be unreasonably withheld or delayed) within a reasonable time prior to the due date of such returns. Except as required by applicable law, the Company shall not take a position with respect to any item on any Tax Return of Platinum US for any Straddle Period which it is notified in writing by St. Paul is inconsistent with the position taken with respect to such item on a prior Tax Return or, if inconsistent, will obtain St. Paul's prior written consent which shall not be unreasonably withheld.

                  (d) Any refunds of Taxes with respect to Platinum US paid for any period ending on or before the Closing Date (treating such date as the end of a short taxable year for this purpose) shall be for the account of St. Paul. The Company shall, if St. Paul so requests and at St. Paul's expense, cause the relevant entity (the Company, Platinum US or any successor) to file for and obtain any refunds to which St. Paul is entitled hereunder, including through the prosecution of any administrative or judicial proceeding which St. Paul, in its sole and absolute discretion, chooses to direct such entity to pursue. The Company shall permit St. Paul to control (at St. Paul's expense) the prosecution of any such refund claimed, and when deemed appropriate by St. Paul, shall cause the relevant entity to authorize by appropriate power of attorney such person as St. Paul shall designate to represent such entity with respect to such refund claimed.

Without imposing any duty of investigation on the Company, the Company shall, and shall cause Platinum US to, notify St. Paul of the existence of any facts known to the Company that would constitute a reasonable basis for claiming a refund of Taxes to which St. Paul is entitled hereunder. The Company shall forward to St. Paul any such refund promptly after the refund is received.

                  SECTION 8.02 CONVEYANCE TAXES. The Company and St. Paul shall each be severally liable for one half of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. With the cooperation of St. Paul, the Company shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. St. Paul shall execute and deliver all instruments and certificates necessary to enable the Company to comply with the foregoing. The Company shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide St. Paul with executed copies thereof.

                  SECTION 8.03 TAX PROCEEDINGS. (a) The Company shall promptly notify St. Paul in writing upon receipt by the Company or any of its Affiliates, including Platinum US, of notice of any pending or threatened audit, assessment, or judicial or administrative proceeding involving Taxes ("TAX PROCEEDING") with respect to Platinum US for which St. Paul would be required to indemnify the Company pursuant to Section 8.01, provided that the failure of the Company to give such notice shall not relieve St. Paul of its indemnification obligation under Section 8.01, except to the extent St. Paul is materially prejudiced thereby.

                  (b) St. Paul shall have the right to assume sole control over a Tax Proceeding to the extent it relates to Pre-Closing Taxes which may be the subject of indemnification by St. Paul pursuant to Section 8.01 and to employ counsel of its choice at its expense. St. Paul shall not compromise or settle any such Tax Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld. If St. Paul shall not assume the defense of such Tax Proceeding, then the Company may assume sole control over such Tax Proceeding, without relieving St. Paul of its indemnification obligation under Section 8.01, provided that St. Paul may participate in the defense at its own expense.

                  (c) St. Paul shall have the right to participate in, but not control, at its own expense, the defense of any Tax Proceeding with respect to a Straddle Period which may be the subject of indemnification by St. Paul pursuant to Section 8.01(a) and, with the written consent of the Company, and at St. Paul's sole expense, may assume the entire defense of such Tax Proceeding. Neither party may agree to settle any such Tax Proceeding without the prior written consent of the other party.

                  SECTION 8.04 ALLOCATION OF CONSIDERATION. St. Paul shall deliver to the Company a statement setting forth the allocation of the aggregate consideration received by St. Paul under this Agreement within 30 days of the receipt by St. Paul of a third party appraisal of the Transferred Assets. Such allocation shall be determined in accordance with Section 1060 of the Code and the Regulations promulgated thereunder, to the extent applicable. The Company, St. Paul and the Parties each agree to prepare and file all Tax Returns in respect of all affected Taxable Periods in a manner consistent with the allocation statement prepared by St. Paul.

                  SECTION 8.05 SECTION 197 ELECTION. Upon the request of the Company and to the extent applicable, St. Paul agrees to elect under Section 197(f)(9)(B)(ii) of the Code to (i) recognize gain on the disposition of goodwill, going concern value and any other Section 197 intangible (as defined in Section 197(d) of the Code), if any, for which depreciation and amortization would not have been allowable but for Section 197, if such asset was held or used by St Paul or any of its Subsidiaries at any time on or after July 25, 1991 and on or before August 10, 1993, and (ii) pay tax on such gain in accordance with Section 197(f)(9)(B)(ii)(II) of the Code to the extent that such election is necessary to enable the Company or any of its affiliates to claim amortization deductions with respect to such asset under Section 197 of the Code; PROVIDED, HOWEVER, that St. Paul shall not be required to make such election and/or comply with clause (ii) above if it determines in its sole discretion that the election, or the requirements of clause (ii), would cause a detriment to St. Paul or any of its Subsidiaries.

                  SECTION 8.06 INDEMNIFICATION AS ADJUSTMENT. The parties agree to treat any indemnification payments made pursuant to Section 8.01 or Section
10.01 hereunder as an adjustment to the consideration given in exchange for the Transferred Assets.


                                   ARTICLE IX

                              CONDITIONS TO CLOSING

                  SECTION 9.01 CONDITIONS TO OBLIGATIONS OF ST. PAUL AND THE COMPANY. The obligations of St. Paul and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) the Firm Public Offering Shares shall have been delivered;

                  (b) no Action shall have been commenced by any Governmental Authority, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of either St. Paul or the Company, is likely to render it impossible or unlawful to consummate such transactions;

                  (c) the parties hereto, or their Subsidiaries, as applicable, shall have executed and delivered to each other each of the Ancillary Agreements to which they are a party; and

                  (d) all consents, approvals, authorizations, registrations, licenses or qualifications set forth on SCHEDULE 6.02(b) with any court or governmental authority required for the consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements shall have been obtained, shall not contain limitations or conditions which would materially adversely affect the ability of the Company and its Post-Closing Subsidiaries to conduct the Transferred Business after the Closing, and shall be in full force and effect.

                  SECTION 9.02 CONDITIONS TO OBLIGATIONS OF ST. PAUL. The obligation of St. Paul to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

                  (a) the representations and warranties of the Company contained in this Agreement shall be true and correct, as of the date hereof and as of the Closing Date, with the same force and effect as if made as of the Closing Date;

                  (b) the covenants and agreements contained in this Agreement and the Ancillary Agreements to be complied with by the Company and its Post-Closing Subsidiaries (other than Platinum US) on or before the Closing Date shall have been complied with in all material respects;

                  (c) St. Paul shall have received a certificate from the Company to the effect of Sections 9.02(a) and (b) signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company;

                  (d) St. Paul shall have received an opinion in form and substance satisfactory to St. Paul (the "ST. PAUL INVESTMENT OPINIONS") from Conyers, Dill & Pearman, Bermuda counsel to St. Paul, as to the due authorization, valid issuance and non-assessability of the St. Paul Shares, as well as from Sullivan & Cromwell as to the exemption from the registration requirements of the Securities Act of the Firm St. Paul Shares and, as a condition to the Second Closing, St. Paul Investment Opinions in respect of the Optional St. Paul Shares; and

                  (e) St. Paul shall have received signed releases from Jerome T. Fadden, Steven H. Newman, Michael D. Price, William A. Robbie, Michael
E. Lombardozzi and other individuals with whom St. Paul Re shall have entered into employment agreements following the date hereof in the form attached as
SCHEDULE 9.02(e).

                  (f) all of the deliveries required to be made by the Company at the Closing pursuant to Section 3.05 shall have been made.

                  SECTION 9.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

                  (a) The representations and warranties of St. Paul contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date;

                  (b) the covenants and agreements contained in this Agreement and the Ancillary Agreements to be complied with by St. Paul and its Pre-Closing Subsidiaries on or before the Closing Date shall have been complied with in all material respects;

                  (c) the Company shall have received a certificate from St. Paul to the effect of Sections 9.03(a) and (b) signed by duly authorized officers thereof;

                  (d) all of the deliveries required to be made by St. Paul at the Closing pursuant to Section 3.04 shall have been made;

                  (e) the Company shall have received opinions in form and substance reasonably satisfactory to the Company from Slaughter and May, A&L Goodbody and Conyers, Dill and Pearman as to the due organization, good standing, corporate power and authority and licensing authority of the Company and each of its Post-Closing Subsidiaries other than Platinum US; and

                  (f) the Maryland Insurance Commissioner shall have granted Platinum US permission to write accident and health insurance.


                                    ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.01 GENERAL CROSS INDEMNIFICATION. (a) Except as otherwise specifically set forth in any provision of this Agreement, including but not limited to Sections 8.01, 10.02 and 10.03, or of any Ancillary Agreement, St. Paul shall indemnify, defend and hold harmless the Company, its Post-Closing Subsidiaries and their respective officers, directors, employees, representatives and agents ("COMPANY INDEMNITEES") from and against any and all Losses of such Company Indemnitee arising out of, by reason of or otherwise in connection with (i) the St. Paul Liabilities; or (ii) any breach by St. Paul, any of its Post-Closing Subsidiaries or any Person acting on behalf of St. Paul or any such Post-Closing Subsidiary of any of their representations or warranties in, or any covenant, commitment, obligation, agreement or undertaking to be performed or complied with by any of them under this Agreement or any Ancillary Agreement. For the avoidance of doubt indemnification under this
Section 10.01(a) does not apply with respect to any Liabilities relating to the Employment Agreements or the Renewal Obligations; provided that with respect to renewals of contracts, if any, within the Transferred Lines to be renewed which had been previously written or renewed by St. Paul Re at above market rates with the implicit or explicit expectation or understanding between the parties that such above market rate during such period would be compensated by below market rates applicable to future renewals of the contract St. Paul shall indemnify the Company's affected Post-Closing Subsidiaries for such differential, in such amounts as agreed to by the parties after negotiating in good faith.

                  (b) Except as otherwise specifically set forth in any provision of this Agreement or any Ancillary Agreement, the Company shall indemnify, defend and hold harmless St. Paul, its Post-Closing Subsidiaries and their respective officers, directors, employees, representatives and agents ("ST. PAUL INDEMNITEES") from and against any and all Losses of such St. Paul Indemnitees arising out of, by reason of or otherwise in connection with (i) the Company Liabilities; or (ii) any breach by the Company, any of its Post-Closing Subsidiaries or any Person acting on behalf of the Company or any such Post-Closing Subsidiary of any of their representations or warranties in, or any covenant, commitment, obligation, agreement or undertaking to be performed or complied with by any of them under, of this Agreement or any Ancillary Agreement.

                  (c)      The indemnity obligations contained in this Section
10.01 are applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

                  SECTION 10.02 REGISTRATION STATEMENT INDEMNIFICATION AND CONTRIBUTION. (a) Subject to Section 10.02(b) and Section 10.02(c), the Company shall indemnify and hold harmless (which includes, for the avoidance of doubt, the reimbursement to each St. Paul Registration Indemnitee (as defined below) of any expenses, including legal expenses, incurred by such St. Paul Registration Indemnitee in connection with investigating or defending against any Loss as such expenses are incurred), to the full extent permitted by law, St. Paul, its Post-Closing Subsidiaries, the officers, directors, employees, representatives and agents of each of them, each Person who controls any of them (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees and agents of each such controlling Person (each, a "ST. PAUL REGISTRATION INDEMNITEE"), from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the "COMPANY INFORMATION", being the information (other than the St. Paul Information and the Shared Information, each as defined below) contained in any Registration Statement or Prospectus or the Private Offering Memorandum, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The indemnity and reimbursement obligation under this
Section 10.02(a) will be in addition to any liability that the Company may otherwise have.

                  (b) St. Paul shall indemnify and hold harmless (which includes, for the avoidance of doubt, the reimbursement to each Company Registration Indemnitee (as defined below) of any expenses, including legal expenses, incurred by such Company Registration Indemnitee in connection with investigating or defending against any Loss), to the full extent permitted by law, the Company, its Post-Closing Subsidiaries, the officers, directors, employees, representatives and agents of each of them, each Person who controls any of them (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees, representatives and agents of each such controlling Person (each, a "COMPANY REGISTRATION INDEMNITEE" and, together with the St. Paul Registration Indemnitees, the "REGISTRATION INDEMNITEES") from and against any and all Losses (including "Damages" (if any) owed by the Company to RenaissanceRe pursuant to Section
10.13 of the Investment Agreement) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the "ST. PAUL INFORMATION" in any Registration Statement or Prospectus or the Private Offering Memorandum, or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state in the St. Paul Information a material fact required to be stated therein or necessary to make the statements in the St. Paul Information not misleading. The indemnity and reimbursement obligation under this Section 10.02(b) will be in addition to any liability that the St. Paul may otherwise have. For purposes of this Article X, the St. Paul Information means the information specified as such in the copy of the preliminary prospectus attached as Schedule10.02(b) and all similar information in any amendment or supplement thereto or any preliminary or final prospectus.

                  (c) St. Paul and the Company shall indemnify and hold harmless (which includes, for the avoidance of doubt, the reimbursement to each Registration Indemnitee of any expenses, including legal expenses, incurred by such Company Registration Indemnitee or St. Paul Registration Indemnitee in connection with investigating or defending against any Loss), to the full extent permitted by law, each Company Registration Indemnitee and each St. Paul Registration Indemnitee, as the case may be, from and against 50% of any and all Losses (including "Damages" (if any) owed by the Company to RenaissanceRe pursuant to Section 10.13 of the Investment Agreement) of each thereof arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Shared Information in any Registration Statement or Prospectus or the Private Offering Memorandum, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated or necessary to make the statements in the Shared Information not misleading. "Shared Information" means the information specified as such in the copy of the preliminary prospectus attached as Schedule 10.02(c) and all similar information in any amendment or supplement thereto or any preliminary or final prospectus.

                  (d) If for any reason the foregoing indemnification is unavailable to, or is insufficient to hold harmless, a Registration Indemnitee in respect of any indemnifiable Loss, the Indemnifying Party shall contribute to the amount paid or payable by such Registration Indemnitee as a result of any Loss in such proportion as is appropriate to reflect the relative benefit and relative fault of the Indemnifying Party, on the one hand, and the Registration Indemnitee, on the other, in connection with the statements or omissions in the Registration Statement or Prospectus or the Private Offering Memorandum that resulted in such Loss, as well as any other relevant equitable considerations. The relative benefit to St. Paul shall be an amount equal to the product of (1) the number of the St. Paul Shares and (2) the initial public offering price per share for the Public Offering Shares. The relative benefit to the Company shall be an amount equal to the sum of (1) the product of (A) the number of Common Shares issued in the Public Offering and (B) the initial public offering price of the Public Offering Shares, (2) the product of (A) the number of Common Shares issued to RenaissanceRe pursuant to the RenaissanceRe Investment and (B) the initial public offering price per share of the Public Offering Shares and
(3) the product of (A) the number of Units issued in the ESU Offering and (B) $25. The relative fault of St. Paul or the Company, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Registration Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Loss (including with respect to any "Damages", if any, owed by the Company to RenaissanceRe pursuant to Section
10.13 of the Investment Agreement) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For the avoidance of doubt, a St. Paul Registration Indemnitee may not demand any contribution from the Company for any Losses arising out of or based upon any St. Paul Information, and the Company may not demand any contribution from St. Paul for any Losses arising out of or based upon any Company Information. Furthermore, any contribution between the Registration Indemnitees with respect to any Losses arising out of or based upon any Shared Information is limited to 50% of the amount of such Loss.

                  (e) Notwithstanding anything to the contrary in this Agreement or any of the Ancillary Agreements, St. Paul's aggregate liability to the Company Registration Indemnitees under Section 10.02 (including with respect to any "Damages" owed by the Company to Renaissance Re pursuant to Section 10.13 of the Investment Agreement) is limited to the excess of (I) $400 million over
(II) any amounts directly paid or payable by St. Paul (x) to investors in the Public Offering and the ESU Offering in respect of claims against St. Paul arising under any Registration Statement or Prospectus, (y) to Renaissance Re in connection with the Renaissance Re Investment, and/or (z) the underwriters of the Public Offering and the ESU Offering pursuant to the indemnification, contribution and/or expense reimbursement obligations of St. Paul arising under the underwriting agreements for the Public Offering and the ESU Offering. For the avoidance of doubt, the limitation in clause (I) of the preceding sentence applies to the Public Offering, the ESU Offering and the RenaissanceRe Investment taken together and not individually. In the event the Company is obligated to indemnify RenaissanceRe pursuant to Section 10.13 of the Investment Agreement with respect to "Damages" arising out of St. Paul Information or Shared Information, St. Paul and the Company agree that (i) the payment by St. Paul to the Company of any amounts so owing shall be segregated from other indemnification payments (if any) made by St. Paul to the Company so that they may be available to Renaissance Re (such segregated amounts not to exceed $40 million), and (ii) no payments shall be made by St. Paul to any Company Registration Indemnitees or others that in the aggregate exceed $360 million prior to the satisfaction by St. Paul of any obligation to indemnify the Company in order to satisfy indemnification of any "Damages" prior to the termination (pursuant to Section 10.06) of St. Paul's obligations under this Section 10.02.

                  (e) Notwithstanding anything to the contrary in this Agreement or any of the Ancillary Agreements, in the event of one or more Company Registration Indemnitees make a claim for the indemnification, contribution or reimbursement of expenses against St. Paul (including with respect to any "Damages" owed by the Company to Renaissance Re pursuant to
Section 10.13 of the Investment Agreement), St. Paul's obligation to indemnify, contribute to, or reimburse the Company Registration Indemnitees (including with respect to any "Damages" owed by the Company to Renaissance Re pursuant to
Section 10.13 of the Investment Agreement) under Section 10.02 with respect to such claim is conditioned on, and only payable upon, the concurrent settlement or resolution of all claims then outstanding at the time of such settlement or resolution against St. Paul (other than claims by the underwriters of the Public Offering and the ESU Offering) which are then subject to the limitation on liability set forth in Section 10.02(e) provided St. Paul continues in good faith to seek and assist in the resolution or settlement of all such claims.

                  (f) Notwithstanding anything to the contrary in this Agreement or any of the Ancillary Agreements, each St. Paul Registration Indemnitee and each Company Registration Indemnitee shall pay the costs and expenses of its own legal counsel retained in connection with this Section 10.02, as such costs and expenses are incurred, in each case subject to being reimbursed by the applicable indemnifying party upon the final settlement or resolution of all investor claims against the Company, St. Paul and the Underwriters, in accordance with this Section.

                  SECTION 10.03 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. In addition to the limitation set forth in Section 10.02(e) with respect to St. Paul's aggregate liability, the amount which either party hereto (an "INDEMNIFYING PARTY") is or may be required to pay to any other party (an "INDEMNITEE") pursuant to Sections 10.01 and 10.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or any other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any Loss and has subsequently actually received Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall promptly pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made hereunder). An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (I.E., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

                  SECTION 10.04 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. Procedures for indemnification of Third Party Claims shall be as follows:

                  (a) If an Indemnitee receives notice or otherwise learns of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or an Affiliate thereof, of any claim or of the commencement by any such Person of any Action (a "THIRD PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to Section 10.01 or 10.02 of this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim; PROVIDED that the failure of any Indemnitee to give notice as provided in this Section 10.04(a) shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in as much detail as is reasonably possible and, if ascertainable, shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

                  (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 10.04(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article X for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED that each Indemnitee may elect to participate in such defense, at such Indemnitee's own expense and by such Indemnitee's own counsel (which for the avoidance of doubt shall act at the Indemnitee's expense) but PROVIDED FURTHER that an Indemnifying Party and each Indemnitee may agree to retain common counsel. If the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and (i) in any Indemnitee's reasonable judgment a conflict of interest between one or more of such

Indemnitees and such Indemnifying Party exists in respect of such claim, (ii) if the identity of the Person that is the appropriate Indemnifying Party or Indemnitee in respect of such claim is in dispute, (iii) if an Indemnitee reasonably asserts that it believes that it may not be indemnified by the Indemnifying Party for its entire exposure in respect of a Third Party Claim, or
(iv) if the Indemnifying Party shall have assumed responsibility for such claim with reservations or exceptions that would materially prejudice such Indemnitees, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all such Indemnitees reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party subject to Section 10.02(g). If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 10.04(b), such Indemnitee may defend or (subject to the remainder of this Section 10.04(b) and Section 10.04(d)) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party. Neither an Indemnifying Party nor an Indemnitee shall consent to entry of any judgment or enter into any settlement of any Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee, in the case of a consent or settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Indemnitee, of a written release from all liability in respect to such Third Party Claim.

                  (c) If an Indemnifying Party chooses to defend any Third Party Claim, the Indemnitee shall make available at reasonable times to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in a reasonable manner in the defense, settlement or compromise of such Third Party Claim.

                  (d) Notwithstanding anything in this Section 10.04 to the contrary, an Indemnifying Party may not settle or compromise any claim without the prior written consent of the Indemnitee; PROVIDED that consent to settlement or compromise shall not be unreasonably withheld or delayed and PROVIDED FURTHER that St. Paul's aggregate liability with respect to any such settlement or compromise shall be subject to the provisions of Section 10.02(e) and (f). If an Indemnifying Party notifies the Indemnitee in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice (provided that such settlement or compromise includes as an unconditional term thereof the giving by the claimant or plaintiff of a written release of the Indemnitee from all liability in respect thereof) and the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) PLUS (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and
(B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third Party Claim.

                  (e) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  SECTION 10.05 REMEDIES CUMULATIVE. The remedies provided in this Article X shall be cumulative and shall not preclude assertion by an Indemnitee of any other rights at law or in equity or the seeking of any and all other remedies against any Indemnifying Party.

                  SECTION 10.06 SURVIVAL OF INDEMNITIES. The obligations of the Company and St. Paul under this Article X shall survive indefinitely, PROVIDED, HOWEVER, that St. Paul's obligations under Section 10.02 shall survive until the second anniversary of the Closing Date.


                                   ARTICLE XI

                    ACCESS TO INFORMATION; FURTHER ASSURANCES

                  SECTION 11.01 ACCESS TO INFORMATION. From and after the Closing Date, St. Paul shall afford to the Company and its Post-Closing Subsidiaries and their respective authorized accountants, counsel and other designated representatives (collectively, "REPRESENTATIVES") reasonable, and reasonably prompt, access (including using commercially reasonable efforts to give access to Persons possessing information) during normal business hours to all data and information that is specifically described in writing (collectively, "INFORMATION") within the possession of St. Paul or any Post-Closing Subsidiary of St. Paul relating to the Company or any Post-Closing Subsidiary of the Company, insofar as such Information is reasonably required by the Company or such Post-Closing Subsidiary including in connection with its preparation of regulatory reports and filings, PROVIDED, that St. Paul shall not be obliged to provide information concerning contracts with an inception date of prior to January 1, 2002 other than: (i) copies of the underwriting files for contracts that were underwritten by St. Paul Re in the 1997, 1998, 1999, 2000 and 2001 underwriting years and that are within the Transferred Lines or the Excluded Classes as set forth in Schedule 11.01; (ii) aggregate loss data for contracts that are within the Transferred Lines or the Excluded Classes upon the Company's representation that such information is required in connection with its business; and (iii) St. Paul will also provide access to the underwriting files (but shall not provide copies thereof) for contracts written by St. Paul Re within the Transferred Lines or the Excluded Classes in underwriting years prior to 1997 upon the Company's representation that it requires access to such information in connection with its business. For greater certainty, St. Paul shall not be required to share any claims information relating to any individual contract having an inception date that is prior to January 1, 2002. Similarly, from and after the Closing Date, the Company shall afford to St. Paul, any Post-Closing Subsidiary of St. Paul and their respective Representatives reasonable access (including using commercially reasonable efforts to give access to Persons possessing information) during normal business hours to Information within the Company's or any Post-Closing Subsidiary of the Company's possession that is specifically described in writing relating to St. Paul or any Post-Closing Subsidiary of St. Paul, insofar as such Information is reasonably required by St. Paul or a Post-Closing Subsidiary of St. Paul. Information may be requested under this
Article XI for, without limitation, audit, accounting, claims, litigation (other than any claims or litigation between the parties hereto or their Subsidiaries) and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

                  SECTION 11.02 RETENTION OF RECORDS. Each of St. Paul and the Company and their respective Post-Closing Subsidiaries shall retain, and shall cause their respective Post-Closing Subsidiaries to retain following the Closing Date, for a period consistent with the longer of their respective document retention policies in effect at such time or for such longer period as may be required by applicable law or regulations, respectively, all significant information relating to the business of the other and the other's Subsidiaries or the obligations of the other or the other's Subsidiaries. In addition, after the expiration of the applicable retention periods, such information may not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (a) the party proposing to destroy or otherwise dispose of such information provides no less than 30 days' prior written notice to the other, specifying in reasonable detail the information proposed to be destroyed or disposed of, and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such recipient, the party proposing the destruction or disposal shall promptly arrange for the delivery of such information as was requested at the expense of the party requesting such information.

                  SECTION 11.03 ST. PAUL CONFIDENTIAL INFORMATION.

                  (a) Neither the Company, nor any of its Post-Closing Subsidiaries nor any of their respective directors, officers and agents may disclose any information of a confidential nature received from St. Paul (the "ST. PAUL CONFIDENTIAL INFORMATION").

                  (b) St. Paul Confidential Information shall not include information, which is or becomes generally known on a non-confidential basis provided, that the source of such information was not bound by a confidentiality agreement or other obligation of confidentiality.

                  (c) If the Company, any of its Post-Closing Subsidiaries or any of their respective directors, officers or agents is legally requested or required under an order or subpoena issued by a court, administrative agency or arbitration panel (through oral examination, interrogatories, requests for information or documents, civil investigation demand or other legal, administrative or arbitration processes) to disclose any St Paul Confidential Information, the Company shall provide St. Paul with prompt written notice of the request, requirement, subpoena or order to permit St. Paul (if it so elects) to seek an appropriate protective order preventing or limiting disclosure. If St Paul seeks such an order or takes other steps to avoid or limit disclosure, the Company shall cooperate with St. Paul at St. Paul's expense. If, in the absence of such protective order, the Company is compelled to disclose St. Paul Confidential Information, the Company may disclose such St. Paul Confidential Information without liability hereunder.

                  (d) The Company agrees that money damages would not be a sufficient remedy for any breach of this Section 11.03 by the Company or any of its Post-Closing

Subsidiaries or any of their respective directors, officers or agents, and that, in addition to all other remedies, St. Paul shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

                  SECTION 11.04 FURTHER ASSURANCES; NO AGENCY; SPECIFIC PERFORMANCE. If at any time after the Closing Date any further action is reasonably necessary or advisable to carry out the purposes of this Agreement or any Ancillary Agreement, the proper officers of each party to this Agreement shall take all such action or cause the applicable Post-Closing Subsidiaries to take all such action. Each of St. Paul and its Post-Closing Subsidiaries and the Company and its Post-Closing Subsidiaries shall use its commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings. Under no circumstances does this Agreement or any of the Ancillary Agreements create an agency relationship between St. Paul and the Company, except to the extent specified in any such Ancillary Agreement. The parties each agree and acknowledge that remedies at law for any breach of their obligations under this Section 11.04 are inadequate and that in addition thereto each party, as applicable, shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.


                                   ARTICLE XII

   PRE-EMPTIVE RIGHTS; REPURCHASE PROGRAMS; TRANSFER RESTRICTIONS; STANDSTILL

                  SECTION 12.01 PRE-EMPTIVE RIGHTS. (a) If the Company proposes to issue (a "DILUTIVE TRANSACTION") any Common Shares or any securities convertible into or exchangeable for or carrying in any way the right to acquire Common Shares (the "NEW SECURITIES"), St. Paul will have the right to subscribe for up to such number of New Securities as is necessary to maintain St. Paul's beneficial ownership interest in the Company at the same percentage owned immediately prior to the Dilutive Transaction (assuming conversion or exchange of the New Securities; PROVIDED, HOWEVER, that St. Paul shall not have a right to subscribe for any New Securities if the ownership of such New Securities would cause St. Paul to be a "United States 25% Shareholder" (as defined in the bye-laws of the Company). The precise number of New Securities to be issued to St. Paul will be rounded up to the nearest round lot number. For the avoidance of doubt, the issuance of Common Shares upon the settlement of the Purchase Contracts forming part of the Units is deemed to be a Dilutive Transaction.

                  (b) If the Company proposes to issue New Securities, it shall give St. Paul 30 days written notice of its intention, describing the type and number of New Securities and the price and terms upon which the Company proposes to issue the same. St. Paul shall have ten days from the date of receipt of any such notice to agree to purchase up to St. Paul's PRO RATA share of New Securities specified above for the same price paid to the Company in connection with such Dilutive Transaction (i.e., less underwriting discounts and commissions) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased; PROVIDED, HOWEVER, that in the connection with an Early Settlement (as such term is defined in the Purchase Contract Agreement) of the Purchase Contracts pursuant to Section 5.10 of the Purchase Contract Agreement, this Section 12.01(b) shall not apply, but the Company shall give St. Paul prompt written notice of such Early Settlement.

                  (c) In the event that St. Paul fails to exercise its preemptive right within the ten-day notice period, the Company shall have 120 days thereafter to sell the New Securities with respect to which St. Paul's preemptive right was not exercised, upon the same terms specified in the Company's notice to St. Paul (except that underwriting discounts and commissions may be paid), PROVIDED that the Company shall not be obligated to issue such New Securities. To the extent the Company does not sell all the New Securities offered within such 120-day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to St. Paul in the manner provided above.

                  (d) Notwithstanding anything in this Section 12.01 to the contrary, the parties hereby agree that

                           (i) any New Securities issued pursuant to (A) any director or employee benefit plans of the Company or (B) any acquisition transaction engaged in by the Company are not to be deemed Dilutive Transactions and that, consequently, no pre-emptive rights will attach with respect to New Securities issued pursuant to clauses
         (A) and (B);

                           (ii) St. Paul's pre-emptive rights to subscribe for New Securities will terminate without any further action by either party hereto at such time as St. Paul beneficially owns less than 10% of the outstanding Common Shares;

                           (iii) St. Paul shall have no pre-emptive rights with respect to any proposed Dilutive Transaction (A) to the extent a proposed Dilutive Transaction is an underwritten public offering, the underwriters request a reduction of the number of New Securities to be issued, or (B) prior to a Dilutive Transaction a nationally recognized investment bank mutually agreed by the parties advises St. Paul and the Company in writing that St. Paul exercising pre-emptive rights in connection with such Dilutive Transaction would materially hinder or interfere with such proposed Dilutive Transaction;

                           (iv) with respect to any New Securities that are securities convertible into or exchangeable for or carrying in any way the right to acquire Common Shares ("Convertible New Securities"), the terms of such Convertible New Securities issuable to St. Paul upon exercise of the pre-emptive rights shall contain provisions which preclude conversion into or exchange for the underlying Common Shares until such time as St. Paul's ownership of Common Shares measured immediately after such conversion or exchange is no more than 24.9% of the total number of outstanding Common Shares. Ownership for this purpose will be determined under Section 958 of the Internal Revenue Code of 1986, as amended (the "Code"). These special limitations on conversions or exchanges shall lapse upon a transfer of the Convertible New Securities by St. Paul to a person with which St. Paul has no constructive ownership relationship under Section 958 of the Code; and

                           (v) St. Paul shall have no pre-emptive rights in the event of an issuance of Common Shares upon the conversion or exchange of New Securities with respect to the issuance of which St. Paul had pre-emptive rights.

                  (e)      (i)      For so long as St. Paul has the right to
exercise any pre-emptive rights pursuant to this Section 12.01, each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary in connection with St. Paul's exercise of such rights, and will cooperate reasonably with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate reasonably, complete and file any joint applications for any authorizations from any Governmental Authorities reasonably necessary or desirable to effectuate the transactions contemplated by this Section 12.01. The parties hereto agree that they will keep each other apprised of the status of matters relating to the exercise of the pre-emptive rights contemplated under this Section 12.01, including reasonably promptly furnishing the other with copies of notices or other communications received by the Company or St. Paul, from all third parties and Governmental Authorities with respect to the pre-emptive rights contemplated by this Section 12.01.

                  (ii) For so long as St. Paul has the right to exercise any pre-emptive rights pursuant to this Section 12.01, the Company and St. Paul agree to reasonably promptly prepare and file, if necessary, any filing under the HSR Act with the FTC and the Antitrust Division of the DOJ in order to enable St. Paul to exercise such pre-emptive rights under this Section 12.01. Each party hereby covenants to cooperate reasonably with the other such party to the extent reasonably necessary to assist in making any reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to reasonably promptly amend or furnish additional information thereunder.

                  (iii) Any reasonable out-of-pocket costs and expenses arising in connection with actions taken pursuant to this Section 12.01(e) shall be borne by St. Paul.


                  SECTION 12.02 SHARE BUY-BACK PROGRAMS. (a)In the event that the Company determines to effect repurchases of its Common Shares (and, if applicable, New Securities) in a repurchase program approved by its board of directors, then St. Paul must sell to the Company, on each day which any Common Shares are so repurchased at a price equal to the average price of repurchases by the Company on such day, such number of Common Shares necessary to limit St. Paul's beneficial ownership interest in the Company to no more than 24.9% of the outstanding Common Shares (on an Unadjusted Basis (as defined in the Company's Bye-Laws)) after all such repurchases; PROVIDED, that St. Paul may require that any repurchases from it by the Company must be at the average purchase price of any repurchases effected by the Company on such day pursuant to Rule 10b-18 under the Exchange Act. The precise number of Common Shares to be repurchased by the Company from St. Paul will be rounded up to the nearest round lot number.

                  (b) Notwithstanding anything in this Section 12.02 to the contrary, if (i) St. Paul beneficially owns less than 24.9% of the outstanding Common Shares on an Unadjusted

Basis other than as a result of any voluntary sale of Common Shares by St. Paul, and (ii) St. Paul thereafter purchases Common Shares to maintain such beneficial ownership level at 24.9% either (A) in accordance with its pre-emptive rights under Section 12.01 or (B) in the open market, in each case within 60 days after suffering such dilution, then any repurchases by the Company of its Common Shares in the period that is six months plus one day from the trade date of any such purchase by St. Paul in accordance with clause (A) or (B) may only be effected in a manner that either does not trigger St. Paul's obligation pursuant to Section 12.02(a) to sell back Common Shares to the Company, or would not result in any requirement by St. Paul to disgorge profits pursuant to Section 16(b) of the Exchange Act.

                  SECTION 12.03 TRANSFER RESTRICTIONS; STANDSTILL PROVISIONS.
(a) St. Paul may not directly or indirectly, sell, transfer or otherwise dispose of more than 9.9% of the Common Shares outstanding at the time of such sale, transfer or other disposition to any Person that generates 50% or more of its gross revenue in its most recent fiscal year for which financial statements are available, by writing property or casualty insurance or reinsurance, except in the following circumstances: (i) in connection with any tender offer or exchange offer made to all holders of outstanding Common Shares; (ii) to any Wholly Owned Post-Closing Subsidiary of St. Paul provided that such subsidiary agrees in writing with the Company to the same transfer restrictions as are contained in this Section 12.03; or (iii) in a transfer by operation of law upon consummation of a merger or consolidation of St. Paul into another Person.

                  (b) St. Paul agrees that except as contemplated in this Agreement, St. Paul and its Subsidiaries will not, and St. Paul will use its commercially reasonable efforts to cause its Affiliates and any officer, employee, agent or representative of St. Paul or such Affiliates (collectively, the "Representatives") to not, directly or indirectly, (i) advise or encourage any party or entity with respect to the voting of any Voting Securities in an attempt to cause a Change in Control of the Company, (ii) initiate or otherwise solicit shareholders of the Company for the granting of any proxy or the approval of one or more shareholder proposals, or induce any other party or entity to seek any proxy or to initiate any shareholder proposal, that in any case results or is designed to result in a Change in Control of the Company, or
(iii) directly or indirectly acquire, announce an intention to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Voting Securities, if, immediately after any such acquisition, St. Paul or any Subsidiary of St. Paul would beneficially or of record own, in the aggregate, more than 24.9% of the Voting Securities then outstanding, provided, that nothing herein shall limit the ability of St. Paul or any of its Affiliates to discuss any matter, including a Change in Control of the Company, with RenaissanceRe or any of its Affiliates. A "Change in Control" of the Company is deemed to have occurred if (i) any person or group (as defined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended) (excluding the Company or any Subsidiary thereof) becomes the beneficial owner of more than 50% of the outstanding equity securities of the Company representing the right to vote for the election of directors or (ii) there shall occur a merger, consolidation or other business combination in which the Company is acquired (unless the shareholders of the Company immediately before such business combination own, directly or indirectly, immediately following such business combination, at least a majority of the combined voting power of the entity resulting from such business combination).

                  (c) St. Paul shall use its commercially reasonable efforts to cause all Voting Securities beneficially owned directly or indirectly by it or any Subsidiary to be present for quorum purposes, in person or represented by proxy at every meeting of holders of Common Shares (or, if applicable, in any matter to be acted upon by written consent of shareholders without a meeting).


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.01 SURVIVAL. All representations, covenants and agreements contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such covenant or agreement, and shall survive the execution of this Agreement.

                  SECTION 13.02   GOVERNING LAW; DISPUTE RESOLUTION.

                  (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to its conflict of laws principles.

                  (b)      DISPUTE RESOLUTION.

                           (i) MANDATORY ARBITRATION. The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, the Ancillary Agreements (unless they specifically provide otherwise) and/or the Transactions contemplated hereunder, including, effect, validity, breach, interpretation, performance, or enforcement (collectively, a "DISPUTE") to binding arbitration in New York, New York at the offices of Judicial Arbitration and Mediation Services, Inc. ("JAMS") before an arbitrator (the "ARBITRATOR") in accordance with JAMS' Arbitration Rules and Procedures and the Federal Arbitration Act, 9 U.S.C. Sections 1 ET
         SEQ. The Arbitrator shall be a former federal judge selected from JAMS' pool of neutrals. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute.

                           (ii)     COSTS. The costs of the arbitration
         proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in paragraph (iii) below, as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrators shall otherwise allocate such costs in such decision.

                           (iii) INJUNCTIVE RELIEF. Nothing herein prevents the parties hereto from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrator. The parties hereby agree that they shall continue to perform, or cause their Post-Closing Subsidiaries to perform, any and all obligations under this Agreement, and the Ancillary Agreements, including, without limitation, the Master Services Agreement, pending the hearing before and determination of the Arbitrator, it being agreed and understood that the failure to so perform will cause irreparable harm to each party and its Affiliates and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

                           (iv) COURTS. The parties agree that the State and Federal courts in The City of New York shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes to arbitration and of any award of the Arbitrator.

                  SECTION 13.03 NOTICES. All notices, requests, claims, demands and other communications hereunder and under the Ancillary Agreements shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or facsimile transmission addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

                  If to St. Paul:

                  The St. Paul Companies, Inc.
                  385 Washington Street
                  St. Paul, MN 55102
                  Attention:  General Counsel
                  Facsimile:  (410) 205-6967

                  with a copy to:

                  Donald R. Crawshaw
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Facsimile:  (212) 558-3588

                  If to the Company:

                  Platinum Underwriters Holdings, Ltd.
                  Clarendon House
                  2 Church Street
                  Hamilton HM11
                  Bermuda
                  Attention:  Secretary
                  Facsimile: (441) 292-4720

                  with a copy to:

                  Linda E. Ransom
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Facsimile:  (212) 259-6333

                  SECTION 13.04 AMENDMENT AND MODIFICATION. The parties may by written agreement, subject to any regulatory approval as may be required, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the documents delivered pursuant to this Agreement, and (c) waive compliance with or modify, amend or supplement any of the agreements contained in this Agreement or waive or modify performance of any of the obligations of any of the parties hereto. This Agreement may not be amended or modified except by an instrument in writing duly signed on behalf of the parties hereto.

                  SECTION 13.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  SECTION 13.06 NO THIRD PARTY BENEFICIARIES. Except for the provisions of Articles VIII and X relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 13.07 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  SECTION 13.08 SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

                  SECTION 13.09 WAIVER. No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

                  SECTION 13.10 EXPENSES. Except as otherwise specified in this Agreement or the Ancillary Agreements, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing Date shall have occurred.

                  SECTION 13.11 PUBLIC ANNOUNCEMENT. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 13.12 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and any other written document executed by and between St. Paul and the Company that specifically states that such document is an Ancillary Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between St. Paul and the Company with respect to the subject matter hereof and thereof.

                  SECTION 13.13 ASSIGNMENT OF THIS AGREEMENT. Neither party may assign this Agreement by operation of law or otherwise without the express written consent of the other party; PROVIDED, HOWEVER, this Agreement may be assigned by operation of law or otherwise without the express written consent of the St. Paul and the Company to their respective Post-Closing Subsidiaries so long as such assignment does not relieve the assigning party of liability hereunder.

                  SECTION 13.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  SECTION 13.15 LIMIT ON RECOVERY FROM COMPANY DIRECTORS AND OFFICERS. In any legal action commenced by St. Paul against the Company, any of its Post-Closing Subsidiaries or the officers and/or directors of the Company or such Post-Closing Subsidiaries, St. Paul will not recover from any officer or director of any of the Company or its Post-Closing Subsidiaries any amount that is in excess of the amount the Company and/or such Post-Closing Subsidiaries is able to indemnify such officer or director, other than in the circumstance where such indemnification of such officer or director by the Company and/or such Post-Closing Subsidiaries is restricted due to such officer or director having engaged in fraud, intentional misconduct or criminal acts. St. Paul and the Company agree that the officers and directors of the Company and its Post-Closing Subsidiaries are third party beneficiaries of the agreement set forth in this Section 13.15.

                  SECTION 13.16 TRANSITION EXPENSES. St. Paul agrees to reimburse the Company for up to $4,500,000 of expenses of the type referenced in correspondence from St. Paul to the Company as of the date hereof, incurred by the Company or any of its Post-Closing Subsidiaries in connection with its first year of operations following the Closing. Such reimbursements are payable within 10 Business Days following receipt by St. Paul from the Company of documentation reasonably satisfactory to St. Paul evidencing the Company's payment of any such expenses.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                            THE ST. PAUL COMPANIES, INC.


                                            By:________________________________
                                                Name:
                                                Title:




                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                            By_________________________
                                               Name:
                                               Title:

                       [INSERT EXHIBITS 3.01(a) - 3.04(c)]

                                                                 Exhibit 3.04(b)

                           BILL OF SALE AND ASSIGNMENT

                              [September 23], 2002

                  KNOW ALL MEN BY THESE PRESENTS that pursuant to that certain Formation and Separation Agreement, dated as of [September 23], 2002 (the
"FORMATION AND SEPARATION AGREEMENT"), among [St. Paul Entity], a [            ]
corporation ("SELLER"), and Platinum Underwriters Holdings, Ltd., a Bermuda company ("BUYER"), Seller, for good and valuable consideration as recited in the Formation and Separation Agreement, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell, convey, transfer, assign and deliver to Buyer, its successors and assigns, free and clear of any Encumbrances (except for those Encumbrances that may arise solely due to the status of Buyer or any of its Affiliates), any and all rights, title and interest of Seller in and to the Transferred Assets (including, without limitation, the Platinum US Shares and the Employment Agreements), to have and to hold unto Buyer, its successors and assigns, forever, in full satisfaction of Seller's obligations under Section 3.04(b) of the Formation and Separation Agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Formation and Separation Agreement.

                  This Bill of Sale and Assignment is intended to implement the provisions of Section 3.04(b) of the Formation and Separation Agreement and shall not be construed to enhance, extend or limit the rights or obligations of Seller or Buyer thereunder. To the extent any provision of this instrument is inconsistent with the Formation and Separation Agreement, the provisions of the Formation and Separation Agreement shall control.

                  THIS BILL OF SALE AND ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

                  This Bill of Sale and Assignment may be executed and delivered (including by facsimile delivery) in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officer as of the date first written above.

                                                 [ST. PAUL ENTITY]



                                                 By:____________________________
                                                      Name:
                                                      Title:








Accepted and Agreed

PLATINUM UNDERWRITERS HOLDINGS, LTD.


By:____________________________
    Name:
    Title

                                                                   Schedule 1.01

                LIST OF CLASSES INCLUDED IN THE TRANSFERRED LINES

THE BUSINESS THAT WILL BE TRANSFERRED INTO PLATINUM RE IS DEFINED BY ALL BUSINESS INCEPTING IN THE 2002 UNDERWRITING YEAR AND BELONGING TO THE INCLUDED CLASSES LISTED BELOW.



                             NEW YORK CLASSES                                          NEW YORK CLASSES

      1101               Property Treaty P-R, NY                 1204              Intl Casualty Treaty, NY
      1102            Property Treaty XS - Risk, NY              1205               Intl Motor Pro-Rata, NY
      1103           Property Treaty Excess - Cat, NY            1206             Intl Accident & Health, NY
      1104                  Retrocessions, NY                    1298               Intl Prop Outward Retro
      1105                    Crop-Hail, NY                      1301             Marine Treaty Pro Rata, NY
      1106             Casualty Treaty Pro-Rata, NY              1302              Marine Treaty Excess, NY
      1107               Cas First Dollar WC, NY                 1303               Marine Facultative, NY
      1108              Casualty Treaty Excess, NY               1307                  Satellite XS, NY
      1109       Cas First Dollar Auto, NY (non-program)         1500                   non-traditional
      1110                       LPIC, NY                        1800                     CCA AIG QS
      1111     Cas First Dollar GL/Other, NY (non-program)       2201      Intl Property Treaty Excess - Risk Miami
      1112               NA Accident & Health, NY                2202            Intl Property Pro Rata, Miami
      1128          Casualty Treaty Excess - Clash, NY           2203             Intl Casualty Treaty, Miami
      1201              Intl Property Pro Rata, NY               2204            Marine Treaty Pro Rata, Miami
      1202        Intl Property Treaty Excess - Risk, NY         2205             Intl Motor Pro-Rata, Miami
      1203        Intl Property Treaty Excess - Cat, NY

                            LONDON CLASSES                                             LONDON CLASSES

      L06                    N. Am Med Mal                       L89                     NA NT 1999
      L08                N Am Casualty Treaty                    L40                 N Am Motor Pro Rata
      L11                      N. Am Cat                         L41                    N Am Motor XL
      L17                  N Am Property P-R                     L43                  N Am GL Pro Rata
      L18               N Am Property Per Risk                   L44                     N Am GL XL
      L74                     Med Mal PR                         L48                     N Am PI XL
      L91                     N. Am Crop                         L63                  N Am PI Pro Rata
      L21                  Int'l Marine P-R                      B21                 Brussels Marine PR
      L23                 Int'l Property P-R                     B23             Brussels Int'l Property P-R
      L24               Int'l Property Per Risk                  B24          Brussels Int'l Property Per Risk
      L25                      Int'l Cat                         B25                 Brussels Int'l Cat
      L26                   Int'l Motor XS                       B26                 Brusses Int'l Motor
      L27                Int'l Casualty Excess                   B27               Brussels Int'l Liab XS
      L32                   Int'l Marine XL                      B32              Brussels Int'l Marine XS
      L33          U.K. Property Proportional Treaty             B34               Brussels Int'l Liab PR
      L34                 Int'l Casualty P-R                     B55           Brussels Int'l Personal Acc P-R
      L79                     Satelite XS                        B60        Brussels Int Motor Physical Damage PR
      L80              Int'l Motor Liability PR                  B61               Brussels Engineering PR
      L88                    Int'l NT 1999                       B62               Brussels Engineering XL
                                                                 B80               Brussels Motor Pro Rata


                              LONDON CLASSES

      B88                Brussels Non Traditional
      M21                   Munich - Marine PR
      M23              Munich - Int'l Property P-R
      M24            Munich - Int'l Property Per Risk
      M25                   Munich - Int'l Cat
      M26                  Munich - Int'l Motor
      M27                 Munich - Int'l Liab XS
      M32                Munich - Int'l Marine XS
      M34            Munich Int'l Liability Pro Rata
      M55      Munich Int'l Proportional Personal Accident
      M60   Munich International Motor Pro Rata Treaty (MAPD)
      M61    Munich International Engineering Pro Rata Treaty
      M62     Munich International Engineering Excess Treaty
      LL1            L1 GTR Scaleback Europe Class 1
      LL2            L2 GTR Scaleback Europe Class 2
      LL3            L3 GTR Scaleback Europe Class 3
      LL5            L5 GTR Scaleback Europe Class 5
      LF1            F1 GTR Scaleback Europe Class 1
      LF2            F2 GTR Scaleback Europe Class 2
      LF3            F3 GTR Scaleback Europe Class 3
      LF5            F5 GTR Scaleback Europe Class 5

                                                                SCHEDULE 2.01(b)

                          Transferred Personal Property

                  All furniture, fixtures, computers, equipment, machinery and other tangible personal property present as of the Closing Date on the premises subject to the subleases and assignments of leases listed in SECTION 3.01(i), such personal property present on the premises leased by St. Paul at 2-1, Kudan-kita 4-chome, Chiyoda-ku, Tokyo and leased by St. Paul at 122 Leadenhall Street, London, and all contracts and agreements relating to any of the foregoing.

                                                                SCHEDULE 2.01(c)

                              Intellectual Property

 -------------------------------------------------------------  ---------------
 PRODUCT NAME                                                   LICENSES TO BE
                                                                TRANSFERRED TO
                                                                PLATINUM
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 @Risk                                                                       2
 -------------------------------------------------------------  ---------------
 Exceed 5                                                                   30
 -------------------------------------------------------------  ---------------
 French Assistant                                                            1
 -------------------------------------------------------------  ---------------
 GHOST 6.3                                                                 180
 -------------------------------------------------------------  ---------------
 Lotus 1.2.3. v9                                                            63
 -------------------------------------------------------------  ---------------
 Lotus Communications CEO Bundle                                           180
 -------------------------------------------------------------  ---------------
 MS Project 98                                                               4
 -------------------------------------------------------------  ---------------
 MS FrontPage 98                                                             2
 -------------------------------------------------------------  ---------------
 MS Project 2000                                                             6
 -------------------------------------------------------------  ---------------
 Veritas WinInstall                                                          3
 -------------------------------------------------------------  ---------------
 NAV Corporate Edition 7.5                                                 180
 -------------------------------------------------------------  ---------------
 OrgPlus                                                                     3
 -------------------------------------------------------------  ---------------
 Snagit                                                                     10
 -------------------------------------------------------------  ---------------
 Spanish Assistant                                                           3
 -------------------------------------------------------------  ---------------
 Spanish Proofing Tools                                                     13
 -------------------------------------------------------------  ---------------
 XTND Connect PC/for Palms and other mobile devices                          7
 -------------------------------------------------------------  ---------------
 Visio 2000                                                                  3
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 ARCSERVE LICENSES:
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 Advanced Edition                                                            7
 -------------------------------------------------------------  ---------------
 Workgroup Edition                                                           1
 -------------------------------------------------------------  ---------------
 Disaster Recovery Option                                                    3
 -------------------------------------------------------------  ---------------
 Open File Agent                                                            16
 -------------------------------------------------------------  ---------------
 Client Agent                                                               11
 -------------------------------------------------------------  ---------------
 Lotus Notes Agent                                                           6
 -------------------------------------------------------------  ---------------
 SAN Option                                                                  4
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 CITRIX (SPRENET.COM):
 -------------------------------------------------------------  ---------------
 Citrix Load Balancing Services                                              1
 -------------------------------------------------------------  ---------------
 Citrix Load Balancing Services                                              1
 -------------------------------------------------------------  ---------------
 Citrix User License Pack                                                   50
 -------------------------------------------------------------  ---------------
 Citrix User License Pack                                                   50
 -------------------------------------------------------------  ---------------
 MetaFrame 1.8 - Feature Release 1 Upgrade                                   1
 -------------------------------------------------------------  ---------------
 MetaFrame 1.8 - Feature Release 1 Upgrade                                   1
 -------------------------------------------------------------  ---------------
 MetaFrame 1.8 for Win2000 with Subscription                                15
 -------------------------------------------------------------  ---------------
 MetaFrame 1.8 for Win2000 with Subscription                                15
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 CITRIX (ALL OTHER):
 -------------------------------------------------------------  ---------------
 Citrix User License Pack                                                  100
 -------------------------------------------------------------  ---------------
 Citrix Load Balancing Services                                              2
 -------------------------------------------------------------  ---------------
 MetaFrame 1.8 - Feature Release 1 Upgrade                                   2
 -------------------------------------------------------------  ---------------
 MetaFrame 1.8 for Win2000 Migration                                         2
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 SOFTWARE LICENSES IN USE BY OPERATIONS:
 -------------------------------------------------------------  ---------------




 -------------------------------------------------------------  ---------------
 PRODUCT NAME                                                   LICENSES TO BE
                                                                TRANSFERRED TO
                                                                PLATINUM
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 HP UX 11.0 OS LTU                                                           6
 -------------------------------------------------------------  ---------------
 HP Mirror Disk                                                              6
 -------------------------------------------------------------  ---------------
 HP Glance Plus                                                              6
 -------------------------------------------------------------  ---------------
 HP C++ Compiler                                                             2
 -------------------------------------------------------------  ---------------
 HP C++ Developers Kit                                                       2
 -------------------------------------------------------------  ---------------
 HP OV OmniBack (Backup Manager LTU)                                         1
 -------------------------------------------------------------  ---------------
 HP OV OmniBack (Backup Agent LTU)                                           8
 -------------------------------------------------------------  ---------------
 HP OV NNM Enterprise                                                        1
 -------------------------------------------------------------  ---------------
 Cisco Works 2000                                                            1
 -------------------------------------------------------------  ---------------
 Cisco Router IOS                                                           11
 -------------------------------------------------------------  ---------------
 Cisco PIX Unrestricted Bundle                                               8
 -------------------------------------------------------------  ---------------
 Cisco PIX Failover Bundle                                                   8
 -------------------------------------------------------------  ---------------
 Cisco 3-DES                                                                 2
 -------------------------------------------------------------  ---------------
 MS ISA Server Enterprise Edition                                            1
 -------------------------------------------------------------  ---------------
 Surf Control SuperScout                                                     1
 -------------------------------------------------------------  ---------------
 Winsyslog                                                                   1
 -------------------------------------------------------------  ---------------
 RSA Ace Server                                                              2
 -------------------------------------------------------------  ---------------
 Solaris 8                                                                   3
 -------------------------------------------------------------  ---------------
 Avaya Audox VM Software(Morristown)                                         1
 -------------------------------------------------------------  ---------------
 Avaya phone switch software(Morristown)                                     1
 -------------------------------------------------------------  ---------------
 Lucent Merlin Messaging VM Software(Chicago)                                1
 -------------------------------------------------------------  ---------------
 Lucent Merlin Magix Switch Software(Chicago)                                1
 -------------------------------------------------------------  ---------------
 Precovery(Disaster Recovery software)                                       1
 -------------------------------------------------------------  ---------------
 Actuate Reporting Server                                                    1
 -------------------------------------------------------------  ---------------
 Actuate Developer User                                                      2
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 MICROSOFT PRODUCTS:
 -------------------------------------------------------------  ---------------

 -------------------------------------------------------------  ---------------
 Office Pro Win32 English SA MVL                                           180
 -------------------------------------------------------------  ---------------
 Windows Advanced Svr English SA MVL                                        28
 -------------------------------------------------------------  ---------------
 Windows CAL English SA MVL                                                180
 -------------------------------------------------------------  ---------------
 Windows CAL 2000 English MSELECT                                          180
 -------------------------------------------------------------  ---------------
 SQL Server 7.0                                                              2
 -------------------------------------------------------------  ---------------

                                                                SCHEDULE 2.01(g)

                          Exceptions to Renewal Rights

                  None.

                                                                SCHEDULE 2.01(i)

                  Information in Respect of Transferred Assets

                  Originals or copies of all books, records, ledgers, files, reports, accounts, data, plans and operating records, whether in hard copy, electronic format, magnetic or other media, which are related to the Transferred Assets set forth in Section 2.01(a) through (f), including, without limitation, the pro forma tax and financial records of Platinum US, PROVIDED, HOWEVER, that the information about the Transferred Assets shall not include minute books (other than those of Platinum US) and other similar records and files including tax returns.

                                                                SCHEDULE 2.01(j)

                          Information to be Provided in
                        Respect of Reinsurance Agreements

                  Copies of all Reinsurance Agreements, placement slips and binders, inuring retrocessional contracts, actuarial analyses, underwriting files, claims files, correspondence with brokers, cedants and inuring retrocessional reinsurers, and relevant detail (whether in hard copy, electronic format, magnetic or other media).

                                                                   SCHEDULE 2.02

                    Information in Respect of Renewal Rights

                  Copies of the underwriting files and relevant detail (whether in hard copy, electronic format, magnetic or other media) for contracts that were underwritten by St. Paul Re in the 1997, 1998, 1999, 2000, and 2001 underwriting years and the customer and brokers lists relevant to the Renewal Rights, in each case relating to the Transferred Lines, including copies of contracts, placement slips and binders, inuring retrocessional contracts, actuarial analyses, information pertaining to aggregate premium and loss activity, correspondence with brokers, cedants and inuring retrocessional reinsurers but excluding any information that St. Paul reasonably believes to be attorney-client privileged and any individual claims or loss information.

                                                                SCHEDULE 3.02(a)

                         EXPENSES PAYABLE BY THE COMPANY

1. Fees, disbursements and expenses of David Greenfield of KPMG LLP and his team.

2.       Fees, disbursements and expenses of Dewey Ballantine LLP.

3. Fees, disbursements and expenses of Conyers Dill & Pearman, Slaughter and May and A&L Goodbody for work done in connection with the formation and licensing of the Company, Platinum Bermuda, Platinum UK and Platinum Regency, and all registration, filing, licensing and organization fees and Taxes in connection therewith, except (i) any income, gains, franchise, and similar taxes imposed on St. Paul or any of its Affiliates with respect to the transfer of the Transferred Business and (ii) any conveyance Taxes covered by Section 8.02.

4.       Registration, filing and listing fees, including SEC, NASD and NYSE.

5.       Printing and engraving expenses.

6.       Underwriters' commission and fees as required by the Underwriting
         Agreement.

7.       Any costs in connection with qualification under state securities laws.

8.       Transfers agent and registrar fees.

9. Fees and expenses associated with establishing a line of credit and obtaining ratings.

10.      Costs associated with the change of Platinum US's name.

11. 50% of the initial bonus and relocation expenses advanced by St. Paul to the Company in respect of Michael Price.

12. Any other fees and expenses relating to the organization and initial public offering of the Company and the operation of its business that St. Paul or another party has not specifically agreed to pay.

                                                                SCHEDULE 3.02(b)

                          EXPENSES PAYABLE BY ST. PAUL

1. Fees, disbursements and expenses of KPMG LLP other than those specifically allocated to the Company.

2.       Fees, disbursements and expenses of Sullivan & Cromwell.

3. Fees, disbursements and expenses of Conyers Dill & Pearman, Slaughter and May and A&L Goodbody for work on the intercompany agreements and for (i) any income, gains, franchise, and similar taxes imposed on St. Paul or any of its Affiliates with respect to the transfer of the Transferred Business and (ii) any conveyance Taxes covered by Section 8.02.

                                                                   SCHEDULE 4.02

             Agreements between Platinum US and St. Paul or St. Paul
                         Subsidiaries to be Terminated

1. Bulk Reinsurance Contract, dated as of November 30, 1995, between Platinum Underwriters Reinsurance, Inc. and United States Fidelity and Guaranty Insurance Company.

2. Agreement for Services and Other Resources, dates as of April 27, 1998, between St. Paul Fire and Marine Insurance Company and Platinum Underwriters Reinsurance, Inc.

3. Agreement for Investment Management Services, dates as of April 27, 1998, between The St. Paul Companies, Inc. and Platinum Underwriters Reinsurance, Inc.

4. Tax Sharing Agreement, dated as of April 25, 1998, between The St. Paul Companies, Inc., USF&G Corporation and each of the subsidiary members of the USF&G Corporation Affiliated Group that has executed the Agreement.

                                                             SCHEDULE 5.04(a)(i)

          Exceptions to Good and Marketable Title of Transferred Assets

                  St. Paul makes no representations as to the marketable title to the Employment Agreements and information (including, but not limited to, personnel files and employee records and reports) relating to the Newly Hired Employees.

                  Certain rights to the intellectual property listed on SCHEDULE 2.01(c) may not be transferred without the consent of a third party. While St. Paul and its relevant Subsidiaries will use commercially reasonable efforts to obtain such consents, they shall not have any liability to the Company or any Subsidiary of the Company to the extent any such consent is not obtained by the Closing Date and, for greater certainty, none of St. Paul nor any Subsidiary of St. Paul shall be required to make any payment to a third party to procure the transfer of rights to any intellectual property.

                                                            SCHEDULE 5.04(a)(ii)

                       Encumbrances on Transferred Assets

                  The photocopying, printing, facsimile, mailroom and beverage service equipment included in the Transferred Assets is subject to various lease agreements with third parties.

                                                                SCHEDULE 5.06(c)

                        Statutory Periods of Limitations

Platinum US's Federal tax statutory period of limitations has been extended for tax years 12/31/1995, 12/31/1996, 12/31/1997 and 4/24/1998 until 12/31/2002 and for tax year 12/31/1998 until 9/15/2003.

                                                                SCHEDULE 5.06(d)

                             Tax-related Agreements


Platinum US is part of a tax sharing agreement, dated as of April 25, 1998, between The St. Paul Companies, Inc., USF&G Corporation and each of the subsidiary members of the USF&G Corporation that have executed the Agreement. As provided in Section 4.02 and the associated schedule, this agreement will be terminated effective as of the closing date.

                                                                SCHEDULE 5.06(f)

                Tax Delinquencies, Claims, Audits, Examinations,
                Actions, Suits, Proceedings or Investigations in
                               Progress or Pending



Platinum US is included in the consolidated Federal tax audit of the USF&G Corporation consolidated group through 4/24/1998. Platinum US is included in the consolidated Federal audit of The St. Paul Companies, Inc. consolidated group for years ending 12/31/1998 through 12/31/2000. No adjustments have been proposed to Platinum US in either audit and none are expected.

                                                                SCHEDULE 5.06(h)

                     Platinum US Affiliated Group Membership
                                 for Tax Filings



Platinum US filed a Federal tax return as part of the USF&G Corporation consolidated Federal tax return from its formation until 4/24/1998. After USF&G Corporation and The St Paul Companies, Inc. merged on 4/24/1998, Platinum US filed its Federal tax return as part of the St Paul Companies, Inc. consolidated tax group.

                                                                   SCHEDULE 5.07


                            Contracts of Platinum US

Custody Agreement made as of December 13, 1995 by and between Platinum Underwriters Reinsurance, Inc. and First National Bank of Maryland, a Maryland banking corporation.

                                                                SCHEDULE 6.02(b)

         Regulatory Approvals Required to be Obtained by the Company or its Post-Closing Subsidiaries Prior to the Closing

Maryland Consent to Change of Control, Name Change, Additional Business Lines (including, without limitation, accident and health insurance), and the Ancillary Agreements to which Platinum US is a Party.

Bermuda Insurance License.

New York License.

                                                            SCHEDULE 7.01(a)(ii)


                               Hiring Restrictions

Any officer of the Company designated as an Assistant Vice President or more senior.

                                                                SCHEDULE 9.02(e)

                            FULL AND COMPLETE RELEASE

                  (a) I, ____________, as a material inducement to The St. Paul Companies, Inc. ("St. Paul") to enter into the Formation and Separation Agreement between The St. Paul Companies, Inc. and Platinum Underwriters Holdings, Ltd., dated as of June __, 2002, (the "Formation Agreement") and for other good and valuable consideration, the receipt of which is hereby acknowledged, for myself and my heirs, executors, administrators and assigns, do hereby knowingly and voluntarily release and forever discharge St. Paul and all of its Affiliates (as defined in the Formation Agreement), parents, subsidiaries and related entities, and all of its past, present and future respective agents, officers, directors, shareholders, employees, attorneys and assigns from any federal, state or local charges, claims, demands, actions, liabilities, suits, or causes of action, at law or equity or otherwise and any and all rights to or claims for continued employment after the Closing Date (as defined in the Formation Agreement), attorneys fees or damages (including contract, compensatory, punitive or liquidated damages) or equitable relief, which I may ever have had, have now or may ever have or which my heirs, executors or assigns can or shall have, against any or all of them, whether known or unknown, on account of or arising out of my employment with St. Paul or the separation thereof; provided, however, that the foregoing shall not constitute a release of (i) any claim for indemnification or insurance relating to my acts or omissions that constitute "St. Paul Liabilities," as defined in the Formation Agreement, nor (ii) any claim for compensation or benefits that is accrued through the Closing Date but unpaid under the terms of my employment agreement with the St. Paul dated __________ __, 2002.

                  (b) This release includes, but is not limited to rights and claims arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990 ("ADEA"), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 1981, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Family and Medical Leave Act, any state or local human rights statute or ordinance, any claims or rights of action relating to breach of contract, public policy, personal or emotional injury, defamation, additional compensation, or fringe benefits. I specifically waive the benefit of any statute or rule of law which, if applied to this release, would otherwise exclude from its binding effect any claims not now known by me to exist. This release does not purport to waive claims arising under these laws after the date hereof.

                  (c) I covenant and agree not to sue or bring any action, whether federal, state, or local, judicial or administrative, now or at any future time, against St. Paul, its Affiliates, its or their respective agents, directors, officers or employees, with respect to any claim released hereby or arising out of my employment with St. Paul or its Affiliates. Nevertheless, this release does not purport to limit any right I may have to file a charge under the ADEA or other civil rights statute or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or other investigatory agency. This release does, however, waive and release any right to recover damages under the ADEA or other civil rights statute.

                  I represent and warrant that I have not sold, assigned, transferred, conveyed or otherwise disposed of to any third-party, by operation of law or otherwise, any action, cause of action, suit, debt, obligation, account, contract, agreement, covenant, guarantee, controversy, judgment, damage, claim, counterclaim, liability or demand of any nature whatsoever relating to any matter covered by this release.

                  (d) I hereby acknowledge that I have been granted at least twenty-one (21) days within which to consider this release. This duly executed release must be RECEIVED by St. Paul by the close of the business day on the twenty-first (21st) day after the date hereof. The Agreement must be delivered to St. Paul personally or by certified mail, to the attention of the General Counsel at the address indicated below. I further acknowledge that I have been advised to consult with legal counsel prior to executing this release. I understand that if I execute this release prior to the expiration of twenty-one (21) days, or choose to forgo the advice of legal counsel, I do so freely and knowingly, and waive any and all future claims that such action or actions would affect the validity of this release. I understand that I may cancel this release at any time on or before the seventh (7th) day following the date on which I sign the release. To be effective, the decision to cancel must be in writing and delivered to St. Paul, personally or by certified mail, to the attention of the General Counsel at the address indicated below on or before the seventh (7th) day after I sign this release.

                  All notices hereunder must be mailed by first class mail or by certified mail addressed as follows:

                  The St. Paul Companies, Inc. or St. Paul Re, Inc. 385 Washington Street
                  St. Paul, Minnesota  55102
                  Attention:  General Counsel

                  This release is the complete understanding between me and St. Paul in respect of the subject matter of this release and supersedes all prior agreements relating to the same subject matter. I have not relied upon any representations, promises or agreements of any kind except those set forth herein in signing this release.

                  In the event that any provision of this release should be held to be invalid or unenforceable, each and all of the other provisions of this release shall remain in full force and effect. If any provision of this release is found to be invalid or unenforceable, such provision shall be modified as necessary to permit this release to be upheld and enforced to the maximum extent permitted by law. This release is to be governed by and construed and enforced in accordance with the laws of the State of New York without reference to rules relating to conflict of laws. This release inures to the benefit of St. Paul, its Affiliates and its successors and assigns. I have carefully read this release, fully understand each of its terms and conditions, and intend to abide by this release in every respect. As such, I knowingly and voluntarily sign this release.



________________________________
[Name]

Dated as of [___________ ___, 2002]

                                                               SCHEDULE 10.02(b)

                              St. Paul Information

                          [Insert S-1 "letter" mark-up]

                                                               SCHEDULE 10.02(c)

                               Shared Information

                         [Insert S-1 "letter" mark-up]

                                                                  SCHEDULE 11.01

                                Excluded Classes



The following business is to be excluded from transfer.


                     New York Classes
                     ----------------                                              London Classes
                                                                                   --------------
1109        Cas First Dollar Auto, NY (program)
1111      Cas First Dollar GL/Other, NY (program)
1304                     OMPT_AVT                             L12                     N. Am Prof
1305                  Aviation XS, NY                         L13                     Intl Prof
1306              Satellite Pro Rata, NY                      L14                 NA Property Binders
1401                     Bond, NY                             L98                U.S. Run-Off Business
1402                    Credit, NY                            L20                   LMX/Retro Prop
1403                Other Specialty, NY                       L22                   LMX/Retro Cas
1600                    Fac Runoff                            L30                    N Am Cas E&S
1606             Casualty Fac Redhawk, NY                     L31                  N Am Binders Cas
2601         Intl Property Facultative, Miami                 L15                      Aviation
3201             Motor Pro-Rata, Singapore                    L19                    Int'l Credit
3203         Intl Property Pro Rata, Singapore                L35                Financial Long Tail
3204          Intl Property Excess, Singapore                 L67                     Sattelite
3205          Intl Casualty Treaty, Singapore                 R21                   Marine Runoff
3301         Marine Treaty Pro Rata, Singapore                R22                Casualty Retro Runof
3601       Intl Property Facultative, Singapore               L97                Int Property Runoff
4201            Medical Malpractice, Sydney                   L98                 NA Casualty Runoff
4202              Casualty Treaty, Sydney                     B36       Brussels Financial Lines Short Tail PR
                      Credit, Sydney                          B37       Brussels Financial Lines Short Tail XL
                        Art, Sidney                           B56          Brussels Non-Marine Fac Pro Rata



                        London Classes
                        --------------

B57             Brussels Non-Marine Fac Excess
B58              Brussels Marine Fac Pro Rata
B59               Brussels Marine Fac Excess
B67                  Brussels Sattelite PR
B77       Brussels Aviation Liability Pro Rata Treaty
B78         Brussels Aviation Hull Pro Rata Treaty
B90               Brussels Fin Lines Pro Rata
M97              Munich Int'l Run-Off Business
LL4             L4 GTR Scaleback Europe Class 4
LF4             F4 GTR Scaleback Europe Class 4